IN THE UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF DELAWARE

In re:	)	Chapter 11
APPGATE, INC., *et al.*,[1]	)	Case No. 24-10956 (CTG)
Debtors.	)	(Jointly Administered)

SECOND AMENDED JOINT PREPACKAGED PLAN OF REORGANIZATION OF APPGATE, INC. AND ITS DEBTOR SUBSIDIARIES PURSUANT TO CHAPTER 11 OF THE BANKRUPTCY CODE

COLE SCHOTZ P.C.
Patrick Reilley (No. 4451)
Stacy Newman (No. 5044)
Jack M. Dougherty (No. 6784)
Michael E. Fitzpatrick (No. 6797)
500 Delaware Avenue, Suite 1410
Wilmington, Delaware 19801
Telephone: (302) 652-3131
Facsimile: (302) 652-3117
Email: preilley@coleschotz.com
snewman@coleschotz.com
jdougherty@coleschotz.com
mfitzpatrick@coleschotz.com

Co-Counsel to the Debtors
and Debtors in Possession

KIRKLAND & ELLIS LLP
KIRKLAND & ELLIS INTERNATIONAL LLP
Edward O. Sassower, P.C. (admitted *pro hac vice*)
Christopher Marcus, P.C. (admitted *pro hac vice*)
Derek I. Hunter (admitted *pro hac vice*)
601 Lexington Avenue
New York, New York 10022
Telephone: (212) 446-4800
Facsimile: (212) 446-4900
Email: edward.sassower@kirkland.com
christopher.marcus@kirkland.com
derek.hunter@kirkland.com

Co-Counsel to the Debtors
and Debtors in Possession

Dated: June 17, 2024

[1] The Debtors in these Chapter 11 Cases, along with the last four digits of each Debtor's federal tax identification number, are: Appgate, Inc. (7231); Appgate Cybersecurity, Inc. (5215); Cryptzone Worldwide, Inc. (3539); Cryptzone International Holdings Inc. (6133); Cryptzone North America Inc. (6777); Immunity, Inc. (3955); Immunity Federal Services, LLC (9722); Immunity Products, LLC (9570); Immunity Services, LLC (9647); Easy Solutions Enterprises Corp. (1954); Catbird Networks, Inc. (6028); and Easy Solutions, Inc. (0401). The location of the Debtors' service address is: 2 Alhambra Plaza, Suite PH–1–B, Coral Gables, Florida 33134.

TABLE OF CONTENTS ARTICLE I. DEFINED TERMS, RULES OF INTERPRETATION, COMPUTATION OF TIME, AND GOVERNING LAW ......................................................................................................................... 1 A. Defined Terms. ................................................................................................................................. 1 B. Rules of Interpretation. ................................................................................................................... 13 C. Computation of Time. ..................................................................................................................... 13 D. Governing Law. .............................................................................................................................. 14 E. Reference to Monetary Figures. ...................................................................................................... 14 F. Reference to the Debtors or the Reorganized Debtors. ................................................................... 14 G. Controlling Document. .................................................................................................................... 14 ARTICLE II. ADMINISTRATIVE CLAIMS, DIP CLAIMS, PRIORITY CLAIMS, AND RESTRUCTURING EXPENSES ................................................................................................... 14 A. Administrative Claims. ................................................................................................................... 14 B. DIP Claims. ..................................................................................................................................... 15 C. Professional Fee Claims. ................................................................................................................. 15 D. Priority Tax Claims. ........................................................................................................................ 16 E. Payment of Statutory Fees and Reporting to the U.S. Trustee. ....................................................... 16 F. Payment of Restructuring Expenses. ............................................................................................... 17 ARTICLE III. CLASSIFICATION AND TREATMENT OF CLAIMS AND EQUITY INTERESTS ..................... 17 A. Classification of Claims and Equity Interests. ................................................................................ 17 B. Treatment of Claims and Equity Interests. ...................................................................................... 18 C. Special Provision Governing Unimpaired Claims. ......................................................................... 21 D. Elimination of Vacant Classes. ....................................................................................................... 21 E. Voting Classes; Deemed Vacant Class for Non-Voting Classes. .................................................... 22 F. Intercompany Equity Interests. ....................................................................................................... 22 G. Confirmation Pursuant to Sections 1129(a)(10) and 1129(b) of the Bankruptcy Code. ................. 22 H. Controversy Concerning Impairment. ............................................................................................. 22 I. Subordinated Claims and Equity Interests. ..................................................................................... 22 ARTICLE IV. MEANS FOR IMPLEMENTATION OF THIS PLAN ....................................................................... 22 A. General Settlement of Claims and Equity Interests. ........................................................................ 22 B. Restructuring Transactions.............................................................................................................. 23 C. The Reorganized Debtors. ............................................................................................................... 23 D. Sources of Consideration for Plan Distributions. ............................................................................ 24 E. Exemption from Registration Requirements. .................................................................................. 25 F. Corporate Existence. ....................................................................................................................... 25 G. Vesting of Assets in the Reorganized Debtors. ............................................................................... 26 H. Cancellation of Existing Agreements and Equity Interests. ............................................................ 26 I. Corporate Action. ............................................................................................................................ 26 J. Corporate Governance Documents. ................................................................................................ 27 K. New Limited Liability Company Agreement. ................................................................................. 27 L. Directors and Officers of the Reorganized Debtors. ....................................................................... 27 M. Certain Securities Law Matters. ...................................................................................................... 27 N. Section 1146 Exemption. ................................................................................................................ 28 O. Private Company. ............................................................................................................................ 28 P. Director and Officer Liability Insurance. ........................................................................................ 28 Q. Management Incentive Plan. ........................................................................................................... 29 R. Preservation of Causes of Action. ................................................................................................... 29 ARTICLE V. TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES .............................. 30 A. Assumption of Executory Contracts and Unexpired Leases. .......................................................... 30 B. Indemnification Obligations............................................................................................................ 30

C. Cure of Defaults for Assumed Executory Contracts and Unexpired Leases. .................................. 31 D. Insurance Policies. .......................................................................................................................... 32 E. Reservation of Rights. ..................................................................................................................... 32 F. Nonoccurrence of Effective Date. ................................................................................................... 32 G. Employee Compensation and Benefits. .......................................................................................... 32 H. Contracts and Leases Entered Into After the Petition Date. ............................................................ 33 ARTICLE VI. PROVISIONS GOVERNING DISTRIBUTIONS .............................................................................. 33 A. Timing and Calculation of Amounts to Be Distributed................................................................... 33 B. Disbursing Agent. ........................................................................................................................... 33 C. Rights and Powers of Disbursing Agent. ........................................................................................ 34 D. Delivery of Distributions and Undeliverable or Unclaimed Distributions. ..................................... 34 E. Surrender and Cancelled Instruments or Securities......................................................................... 35 F. Manner of Payment. ........................................................................................................................ 35 G. Compliance with Tax Requirements. .............................................................................................. 36 H. Allocations. ..................................................................................................................................... 36 I. No Postpetition Interest on Claims.................................................................................................. 36 J. Foreign Currency Exchange Rate. .................................................................................................. 36 K. Setoffs and Recoupment. ................................................................................................................ 36 L. Claims Paid or Payable by Third Parties. ........................................................................................ 37 ARTICLE VII. PROCEDURES FOR RESOLVING CONTINGENT, UNLIQUIDATED, AND DISPUTED CLAIMS ..................................................................................................................... 37 A. Disputed Claims Process. ................................................................................................................ 37 B. Allowance of Claims. ...................................................................................................................... 38 C. Claims Administration Responsibilities. ......................................................................................... 38 D. Estimation of Claims and Equity Interests. ..................................................................................... 38 E. Adjustment to Claims or Equity Interests without Objection. ........................................................ 39 F. Disallowance of Claims or Equity Interests. ................................................................................... 39 G. No Distributions Pending Allowance. ............................................................................................. 39 H. Distributions After Allowance. ....................................................................................................... 39 ARTICLE VIII. SETTLEMENT, RELEASE, INJUNCTION, AND RELATED PROVISIONS .............................. 39 A. Discharge of Claims and Termination of Equity Interests. ............................................................. 39 B. Release of Liens. ............................................................................................................................ 40 C. Releases by the Debtors. ............................................................................................................... 40 D. Releases by the Releasing Parties. ............................................................................................... 41 E. Exculpation. ................................................................................................................................... 42 F. Injunction....................................................................................................................................... 43 G. Protections Against Discriminatory Treatment. .............................................................................. 43 H. Document Retention. ...................................................................................................................... 43 I. Reimbursement or Contribution. ..................................................................................................... 43 ARTICLE IX. CONDITIONS PRECEDENT TO CONSUMMATION OF THIS PLAN ......................................... 44 A. Conditions Precedent to the Effective Date. ................................................................................... 44 B. Waiver of Conditions. ..................................................................................................................... 44 C. Effect of Failure of Conditions. ...................................................................................................... 44 ARTICLE X. MODIFICATION, REVOCATION, OR WITHDRAWAL OF THE PLAN ....................................... 45 A. Modification and Amendments. ...................................................................................................... 45 B. Effect of Confirmation on Modifications. ....................................................................................... 45 C. Revocation or Withdrawal of Plan. ................................................................................................. 45 ARTICLE XI. RETENTION OF JURISDICTION ..................................................................................................... 45

ARTICLE XII. MISCELLANEOUS PROVISIONS .................................................................................................. 47 A. Immediate Binding Effect. .............................................................................................................. 47 B. Additional Documents. ................................................................................................................... 47 C. Reservation of Rights. ..................................................................................................................... 47 D. Successors and Assigns. .................................................................................................................. 48 E. Notices. ........................................................................................................................................... 48 F. Term of Injunctions or Stays. .......................................................................................................... 49 G. Entire Agreement. ........................................................................................................................... 49 H. Exhibits. .......................................................................................................................................... 49 I. Nonseverability of Plan Provisions. ................................................................................................ 49 J. Votes Solicited in Good Faith. ........................................................................................................ 50 K. Closing of Chapter 11 Cases. .......................................................................................................... 50 L. Waiver or Estoppel.......................................................................................................................... 50 M. Creditor Default. ............................................................................................................................. 50

1 INTRODUCTION Appgate, Inc. and the other above-captioned debtors and debtors in possession (collectively, the “Debtors”) propose this prepackaged chapter 11 plan of reorganization (as amended, supplemented, or otherwise modified from time to time, this “Plan”) for the resolution of the outstanding Claims against and Equity Interests in the Debtors pursuant to chapter 11 of the Bankruptcy Code. Capitalized terms used herein and not otherwise defined have the meanings ascribed to such terms in Article I.A of this Plan. Although proposed jointly for administrative purposes, this Plan constitutes a separate Plan for each Debtor for the resolution of outstanding Claims and Equity Interests pursuant to the Bankruptcy Code. Holders of Claims against or Equity Interests in the Debtors may refer to the Disclosure Statement for a discussion of the Debtors’ history, businesses, assets, results of operations, historical financial information, and projections of future operations, as well as a summary and description of this Plan, the Restructuring Transactions, and certain related matters. The Debtors are the proponents of this Plan within the meaning of section 1129 of the Bankruptcy Code. The classification of Claims and Equity Interests set forth in Article III of this Plan shall be deemed to apply separately with respect to each Plan proposed by each Debtor, as applicable and set forth herein. This Plan does not contemplate substantive consolidation of any of the Debtors. ALL HOLDERS OF CLAIMS ENTITLED TO VOTE ON THE PLAN ARE ENCOURAGED TO READ THE PLAN AND THE DISCLOSURE STATEMENT IN THEIR ENTIRETY BEFORE VOTING TO ACCEPT OR REJECT THE PLAN. ALL HOLDERS OF CLAIMS AND EQUITY INTERESTS SHOULD REVIEW THE SECURITIES LAW RESTRICTIONS AND NOTICES SET FORTH IN THIS PLAN (INCLUDING WITHOUT LIMITATION, UNDER ARTICLE IV.E AND ARTICLE IV.M HEREOF) IN FULL. THE ISSUANCE OF ANY SECURITIES REFERRED TO IN THIS PLAN SHALL NOT CONSTITUTE AN INVITATION OR OFFER TO SELL, OR THE SOLICITATION OF ANY INVITATION OR OFFER TO BUY, ANY SECURITIES IN CONTRAVENTION OF APPLICABLE LAW IN ANY JURISDICTION. NO ACTION HAS BEEN TAKEN, NOR WILL BE TAKEN IN ANY JURISDICTION THAT WOULD PERMIT A PUBLIC OFFERING OF ANY SECURITIES REFERRED TO IN THIS PLAN (OTHER THAN SECURITIES ISSUED PURSUANT TO SECTION 1145 OF THE BANKRUPTCY CODE IN A DEEMED PUBLIC OFFERING) IN ANY JURISDICTION WHERE SUCH ACTION FOR THAT PURPOSE IS REQUIRED. ARTICLE I. DEFINED TERMS, RULES OF INTERPRETATION, COMPUTATION OF TIME, AND GOVERNING LAW A. Defined Terms. As used in this Plan, capitalized terms have the meanings set forth below. 1. “1L Convertible Noteholders” means the Holders of the 1L Convertible Notes. 2. “1L Convertible Notes” means the convertible notes issued and outstanding pursuant to the 1L Convertible NIA. 3. “1L Convertible Notes Agent” means U.S. Bank Trust Company, National Association, or any assign or successor thereto in its capacity as collateral Agent under the 1L Convertible NIA. 4. “1L Convertible Notes Claims” means any Claim arising on account of the 1L Convertible Notes. 5. “1L Convertible NIA” means that certain amended and restated convertible notes issuance agreement, dated as of June 9, 2023, by and among Appgate Cybersecurity, Inc., as issuer, Appgate, Inc., as parent, the guarantors party thereto, Magnetar Financial LLC, as representative of the Holders, and U.S. Bank Trust Company, National Association, as collateral Agent, as amended, restated, modified, or supplemented from time to time. 6. “1L Convertible Notes PIK Interest” means the 8.5 percent interest earned on each 1L Convertible Note which is paid in kind by adding such amounts to the aggregate outstanding balance of such 1L Convertible Notes.

2 7. “2L Convertible Noteholders” means the Holders of the 2L Convertible Notes Claims. 8. “2L Convertible Notes” means the loans outstanding under the 2L Convertible NIA. 9. “2L Convertible Notes Agent” means Appgate Funding, LLC or any assign or successor thereto in its capacity as collateral Agent under the 2L Convertible NIA. 10. “2L Convertible Notes Claims” means any Claim arising on account of the 2L Convertible Notes. 11. “2L Convertible NIA” means that certain convertible notes issuance agreement dated as of July 20, 2023, by and among Appgate Cybersecurity, Inc., as borrower, Appgate, Inc., as parent, the guarantors party thereto, and Appgate Funding, LLC, as representative of the Holders and as collateral Agent, as amended, modified, or supplemented from time to time. 12. “3L RCF Claims” means Claims arising on account of the 3L RCF Loans. 13. “3L RCF Credit Agreement” means that certain amended and restated credit agreement dated as of June 9, 2023, by and among Appgate Cybersecurity, Inc. as borrower, Appgate, Inc. as parent, the guarantors party thereto, and SIS Holdings, L.P., as lender, as amended, modified, or supplemented from time to time. 14. “3L RCF Lender” means the lender from time to time party to the 3L RCF Credit Agreement. 15. “3L RCF Loans” means the loans outstanding under the 3L RCF Credit Agreement. 16. “Administrative Claim” means a Claim against any of the Debtors arising on or after the Petition Date and before the Effective Date for a cost or expense of administration of the Chapter 11 Cases pursuant to sections 503(b), 507(a)(2), 507(b), or 1114(e)(2) of the Bankruptcy Code, including: (a) the actual and necessary costs and expenses of preserving the Estates and operating the businesses of the Debtors; (b) the Allowed Professional Fee Claims; (c) all fees and charges assessed against the Estates under chapter 123 of the Judicial Code; and (d) Restructuring Expenses. 17. “Administrative Claims Bar Date” means the applicable deadline by which all requests for Administrative Claims must be Filed and served on the Debtors, which shall be 30 days after the Effective Date; provided that Filing a request for payment of Administrative Claims is not required where the Plan, Bankruptcy Code, or a Final Order does not require such Filing. 18. “Affiliate” has the meaning set forth in section 101(2) of the Bankruptcy Code as if the reference Entity was a debtor in a case under the Bankruptcy Code. 19. “Agent” means any administrative agent, escrow agent, collateral agent, or similar Entity under the 1L Convertible Notes, the 2L Convertible Notes, the 3L RCF Loans, and/or the DIP Facility, including any successors thereto. 20. “Agents/Trustees” means, collectively, each of the Agents and Trustees. 21. “Allowed” means, as to a Claim or an Equity Interest (or a portion thereof), a Claim or an Equity Interest that: (a) is allowed, compromised, settled, or otherwise resolved (i) pursuant to the terms of the Plan, (ii) in any stipulation that is approved by the Bankruptcy Court by a Final Order, or (iii) pursuant to any contract, instrument, indenture, or other agreement entered into or assumed in connection herewith; (b) has been allowed by Final Order of the Bankruptcy Court; or (c) has been agreed to by the Debtors. For the avoidance of doubt, (i) there is no requirement to File a Proof of Claim (or move the Bankruptcy Court for allowance) to be an Allowed Claim under this Plan and (ii) any claim that is Unimpaired or Reinstated pursuant to the Plan shall be treated in accordance with applicable non-bankruptcy Law; provided, however, that the Reorganized Debtors shall retain all Claims and defenses with respect to Claims that are Reinstated or otherwise Unimpaired pursuant to this Plan.

3 22. “Appgate” means Debtor Appgate, Inc., a public company incorporated under the Laws of Delaware. 23. “Avoidance Actions” means any and all actual or potential avoidance, recovery, subordination, or other Claims, Causes of Action, or remedies that may be brought by or on behalf of the Debtors or their Estates or other authorized parties in interest under the Bankruptcy Code or applicable non-bankruptcy Law, including Claims, Causes of Action, or remedies arising under chapter 5 of the Bankruptcy Code or under similar or related local, state, federal, or foreign statutes or common Law, including fraudulent transfer Laws. 24. “Bankruptcy Code” means title 11 of the United States Code, 11 U.S.C. §§ 101–1532, as amended from time to time. 25. “Bankruptcy Court” means the United States Bankruptcy Court for the District of Delaware. 26. “Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure promulgated under section 2075 of the Judicial Code and the general, local, and chambers rules of the Bankruptcy Court, each as amended from time to time. 27. “Business Day” means any day other than a Saturday, Sunday, “legal holiday” (as defined in Bankruptcy Rule 9006(a)), or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state of New York. 28. “Cash” means cash and cash equivalents, including bank deposits, checks, and other similar items, in legal tender of the United States of America. 29. “Cash Collateral” has the meaning set forth in section 363(a) of the Bankruptcy Code. 30. “Cause of Action” means collectively, any and all Claims, Equity Interests, damages, remedies, causes of action, demands, rights, actions, controversies, proceedings, agreements, suits, obligations, liabilities, accounts, defenses, offsets, powers, privileges, licenses, Liens, Avoidance Actions, indemnities, guaranties, and franchises of any kind or character whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereinafter arising, contingent or non-contingent, liquidated or unliquidated, secured or unsecured, assertable, directly or derivatively, matured or unmatured, suspected or unsuspected, whether arising before, on, or after the Petition Date, in contract, tort, Law, equity, or otherwise. Causes of Action also include: (a) all rights of setoff, counterclaim, or recoupment and Claims under contracts or for breaches of duties imposed by Law or in equity; (b) the right to object to or otherwise contest Claims or Equity Interests; (c) Claims pursuant to section 362 or chapter 5 of the Bankruptcy Code; (d) such Claims and defenses as fraud, mistake, duress, and usury, and any other defenses set forth in section 558 of the Bankruptcy Code; and (e) any Avoidance Actions. 31. “Chapter 11 Cases” means (a) when used with reference to a particular Debtor, the case pending for that Debtor under chapter 11 of the Bankruptcy Code in the Bankruptcy Court and (b) when used with reference to all the Debtors, the procedurally consolidated and jointly administered chapter 11 cases pending for the Debtors in the Bankruptcy Court. 32. “Claim” means any claim, as defined in section 101(5) of the Bankruptcy Code, against any of the Debtors. 33. “Claims Register” means the official register of Claims and Equity Interests in the Debtors maintained by the Solicitation Agent. 34. “Class” means a class of Claims or Equity Interests as set forth in Article III hereof pursuant to section 1122(a) of the Bankruptcy Code. 35. “Class C AGF Units” means the Class C Units attributable to the Allowed 2L Convertible Notes Claims, which shall be equal to approximately 5.89 percent of the Class C Units issued on the Effective Date and subject to dilution on account of the Management Incentive Plan and the terms thereof.

4 36. “Class C Common Units” means the new Class C common interests issued by New Appgate Holdings on the Effective Date and to be held by the DIP Lenders, the 1L Convertible Noteholders, and the 2L Convertible Noteholders. 37. “Class C Common Units Holders” means the Holders of the Class C Common Units and the Class C-1 Common Units. 38. “Class C Holders” means, together, the Class C Profits Interests Holders and the Class C Common Units Holders. 39. “Class C Magnetar Units” means the Class C Common Units or Class C-1 Common Units attributable to the Allowed DIP Claims and the Allowed 1L Convertible Notes Claims, which shall, collectively, be equal to approximately 94.11 percent of the Class C Units issued on the Effective Date and subject to dilution on account of the Management Incentive Plan and the terms thereof. 40. “Class C Profits Interests” means the new Class C profits interests issued by New Appgate Holdings on or as soon as reasonably practicable after the Effective Date and to be held by the Management Vehicle on behalf of the participants in the Management Incentive Plan. 41. “Class C Profits Interests Holders” means the Holders of the Class C Profits Interests. 42. “Class C Units” means, together, the Class C Profits Interests, Class C Common Units, and Class C-1 Common Units. 43. “Class C-1 Common Units” means the new Class C-1 Common Units issued by New Appgate Holdings on the Effective Date, to the extent that an election is made by or on behalf of a DIP Lender or a 1L Convertible Noteholder, and to be held by such electing DIP Lenders and the 1L Convertible Noteholders. 44. “CM/ECF” means the Bankruptcy Court’s case management and electronic case filing system. 45. “Combined Hearing” means the hearing held by the Bankruptcy Court on Confirmation, as such hearing may be continued from time to time. 46. “Company Claims/Equity Interests” means any Claim against, or Equity Interest in, a Company Party, including, without limitation, the 1L Convertible Notes Claims, the 2L Convertible Notes Claims, and the 3L RCF Claims. 47. “Company Parties” means Appgate and each of its direct and indirect subsidiaries that are or become parties to the RSA, solely in their capacity as such. 48. “Compensation and Benefits Programs” means all employment and severance agreements and policies, and all employment, wages, compensation, and benefit plans and policies, workers’ compensation programs, savings plans, retirement plans, deferred compensation plans, supplemental executive retirement plans, healthcare plans, disability plans, severance benefit plans, incentive and retention plans, programs, and payments, life and accidental death and dismemberment insurance plans and programs, for all employees of the Debtors, and all amendments and modifications thereto, applicable to the Debtors’ employees, former employees, retirees, and non-employee directors and managers, in each case existing with the Debtors as of immediately prior to the Effective Date. 49. “Confirmation” means the Bankruptcy Court’s entry of the Confirmation Order on the docket of the Chapter 11 Cases. 50. “Confirmation Date” means the date upon which the Bankruptcy Court enters the Confirmation Order on the docket of the Chapter 11 Cases, within the meaning of Bankruptcy Rules 5003 and 9021.

5 51. “Confirmation Order” means the order of the Bankruptcy Court approving the adequacy of the Disclosure Statement and confirming this Plan. 52. “Consenting 1L Convertible Noteholders” means the Holders of, or investment advisors, sub-advisors, or managers of discretionary accounts that hold, 1L Convertible Notes Claims that have executed and delivered counterpart signature pages to the RSA, a Joinder, or a Transfer Agreement to counsel to the Company Parties. 53. “Consenting 2L Convertible Noteholders” means the Holders of, or investment advisors, sub-advisors, or managers of discretionary accounts that hold, 2L Convertible Notes Claims that have executed and delivered counterpart signature pages to the RSA, a Joinder, or a Transfer Agreement to counsel to the Company Parties. 54. “Consenting 3L RCF Lender” means the Holder of the 3L RCF Claims that has executed and delivered a counterpart signature page to the RSA to counsel to the Company Parties. 55. “Consenting Equityholders” means, collectively, the Holders of Equity Interests that are signatories to the RSA or any subsequent Holder of Equity Interests that becomes party thereto in accordance with the terms of the RSA, each solely in their capacity as such. 56. “Consenting Lenders” means, collectively, the Consenting 1L Convertible Noteholders, Consenting 2L Convertible Noteholders, and the Consenting 3L RCF Lender. 57. “Consenting Stakeholders” means, collectively, the Consenting Equityholders and the Consenting Lenders. 58. “Consummation” means the occurrence of the Effective Date. 59. “Corporate Governance Documents” means, collectively and as applicable, the organizational and governance documents for New Appgate Holdings and the other Reorganized Debtors, as applicable, including, but not limited to, the New Limited Liability Company Agreement and any other charters, bylaws, certificates of incorporation, certificates of formation, limited liability company agreements, operating agreements, or other organizational documents or shareholders’ agreements, each consistent with the terms and conditions as set forth in the RSA and the Restructuring Term Sheet and section 1123(a)(6) of the Bankruptcy Code, as applicable. 60. “Cure” means a Claim (unless waived or modified by the applicable counterparty) based upon a Debtor’s defaults under an Executory Contract or an Unexpired Lease assumed by such Debtor under section 365 of the Bankruptcy Code, other than a default that is not required to be cured pursuant to section 365(b)(2) of the Bankruptcy Code. 61. “D&O Liability Insurance Policies” means all insurance policies (including any “tail policy”) covering any of the Debtors’ current or former directors’, managers’, officers’, and/or employees’ liability and all agreements, documents, or instruments relating thereto. 62. “Debtor Release” means the release given by the Debtors to the Released Parties as set forth in Article VIII.C of this Plan. 63. “Debtors’ Advisors” means each of the following: (a) Kirkland & Ellis LLP; (b) Cole Schotz P.C.; (c) Triple P RTS, LLC; (d) Triple P Securities, LLC; and (e) the Solicitation Agent. 64. “Definitive Documents” means, collectively, (a) this Plan; (b) the Confirmation Order; (c) the Disclosure Statement; (d) the order of the Bankruptcy Court approving the Disclosure Statement and the other Solicitation Materials; (e) the first day pleadings and all orders sought pursuant thereto; (f) the Plan Supplement; (g) the Restructuring Term Sheet; (h) the New Limited Liability Company Agreement; and (i) all other agreements, instruments, pleadings, orders, forms, questionnaires, and other documents (including all exhibits, schedules, supplements, appendices, annexes, instructions, and attachments thereto) that are utilized to implement or effectuate,

6 or that otherwise relate to, the Restructuring Transactions, including each of the Definitive Documents enumerated in this Plan. 65. “DIP Agent” means U.S. Bank Trust Company, National Association, in its capacity as the administrative agent and collateral agent under the DIP Credit Agreement and its successors, assigns, or any replacement agent appointed pursuant to the terms of the DIP Facility. 66. “DIP Claim” means any Claim arising on account of the DIP Facility. 67. “DIP Credit Agreement” means the debtor-in-possession financing credit agreement by and among certain Company Parties, the DIP Agent, and the DIP Lenders setting forth the terms and conditions of the DIP Facility, attached to the RSA as Exhibit C. 68. “DIP Facility” means the $18 million senior secured superpriority debtor-in-possession financing facility to be provided to the Debtors on the terms and conditions set forth in the DIP Credit Agreement and the DIP Orders. 69. “DIP Facility Documents” means, collectively, any documents governing the DIP Facility and any amendments, modifications, and supplements thereto, and together with any related notes, certificates, agreements, security agreements, documents, and instruments (including any amendments, restatements, supplements, or modifications of any of the foregoing) related to or executed in connection therewith. 70. “DIP Lenders” means the lenders party to the DIP Credit Agreement. 71. “DIP Loans” means all loans to be provided by the DIP Lenders under the DIP Facility. 72. “DIP Orders” means any order entered in the Chapter 11 Cases approving the DIP Facility (whether interim or final) consistent with the DIP Credit Agreement. 73. “Disbursing Agent” means, as applicable, the Reorganized Debtors or any Entity the Reorganized Debtors select to make or to facilitate distributions in accordance with this Plan, which Entity may include the Solicitation Agent and the Agents/Trustees, as applicable. 74. “Disclosure Statement” means the disclosure statement in respect of the Plan, including all exhibits and schedules thereto, that is prepared and distributed in accordance with the Bankruptcy Code, the Bankruptcy Rules, and any other applicable Law, to be approved pursuant to the Confirmation Order. 75. “Disputed” means, as to a Claim or an Equity Interest, a Claim or an Equity Interest (or portion thereof): (a) that is not Allowed; (b) that is not disallowed under the Plan, the Bankruptcy Code, or a Final Order, as applicable; or (c) with respect to which a party in interest has Filed a Proof of Claim or Proof of Equity Interest or otherwise made a written request to a Debtor for payment, without any further notice to or action, order, or approval of the Bankruptcy Court. 76. “Distribution Date” means, except as otherwise set forth herein, the date or dates determined by the Debtors or the Reorganized Debtors, on or after the Effective Date, with the first such date occurring on or as soon as is reasonably practicable after the Effective Date, upon which the Disbursing Agent shall make distributions to Holders of Allowed Claims and/or Allowed Equity Interests (as and if applicable) entitled to receive distributions under this Plan. 77. “Distribution Record Date” means the record date for purposes of making distributions under this Plan on account of Allowed Claims, which date shall be the first day of the Combined Hearing or such other date agreed to by the Debtors. 78. “Effective Date” means the date that is the first Business Day after the Confirmation Date on which (a) no stay of the Confirmation Order is in effect and (b) all conditions precedent to the occurrence of the Effective

7 Date set forth in Article IX.A of this Plan have been satisfied or waived in accordance with Article IX.B of this Plan. Any action to be taken on the Effective Date may be taken on or as soon as reasonably practicable thereafter. 79. “Employment Agreement” means any new and/or existing employment agreement or letter, indemnification agreement, severance agreement, or other agreement entered into with the Debtors’ current and former officers and other employees by the Reorganized Debtors. 80. “Entity” has the meaning set forth in section 101(15) of the Bankruptcy Code. 81. “Equity Interest” means, collectively, the shares (or any class thereof), common stock, preferred stock, limited liability company interests, and any other equity, ownership, or profits interests of any Debtor (regardless of whether such interests are held directly or indirectly), and options, warrants, rights, or other Securities or agreements to acquire or subscribe for, or which are convertible into the shares (or any class thereof) of, common stock, preferred stock, limited liability company interests, or other equity, ownership, or profits interests of any Debtor (in each case whether or not arising under or in connection with any employment agreement, separation agreement, or employee incentive plan or program of a Debtor as of the Petition Date and whether or not certified, transferable, preferred, common, voting, or denominated “stock” or similar Security and regardless of whether such interests are held directly or indirectly); provided that, for the avoidance of doubt, Equity Interest does not include the 1L Convertible Notes and 2L Convertible Notes. 82. “Equity Security” has the meaning set forth in section 101(16) of the Bankruptcy Code, in a Debtor. 83. “Estate” means, as to each Debtor, the estate created for the Debtor in its Chapter 11 Case pursuant to section 541 of the Bankruptcy Code. 84. “Exchange Act” means the Securities Exchange Act of 1934, as amended, 15 U.S.C. §§ 78a et seq, or any similar federal, state, or local Law, as now in effect or hereafter amended, and the rules and regulations promulgated thereunder. 85. “Exculpated Parties” means, collectively, and in each case in its capacity as such, (a) the Debtors; (b) the Reorganized Debtors; (c) the directors, managers, and officers of the Debtors who served in such capacity during any portion of the Chapter 11 Cases; and (d) the Professionals retained by the Debtors in the Chapter 11 Cases. 86. “Executive Officers” means each of, Manuel D. Medina, Leo Taddeo, Rene A. Rodriguez, and Jeremy M. Dale. 87. “Executory Contract” means a contract to which one or more of the Debtors are a party and that is subject to assumption or rejection under section 365 of the Bankruptcy Code. 88. “Federal Judgment Rate” means the federal judgment rate in effect as of the Petition Date. 89. “File” means file, filed, or filing with the Bankruptcy Court or its authorized designee in the Chapter 11 Cases. “Filed” and “Filing” shall have correlative meanings. 90. “Final DIP Order” means one or more Final Orders entered approving the DIP Facility and authorizing the Debtors’ use of Cash Collateral. 91. “Final Order” means, as applicable, an order or judgment of the Bankruptcy Court or other court of competent jurisdiction with respect to the relevant subject matter that has not been reversed, vacated, stayed, modified, or amended, and as to which the time to appeal, seek certiorari, or move for a new trial, reargument, or rehearing has expired and no appeal, petition for certiorari, or other proceeding for a new trial, reargument, or rehearing thereof has been timely sought, or, if an appeal, writ of certiorari, new trial, reargument, or rehearing thereof has been sought, such order or judgment shall have been affirmed by the highest court to which such order was appealed, or certiorari shall have been denied, or a new trial, reargument, or rehearing shall have been denied,

8 or resulted in no modification of such order, and the time to take any further appeal, petition for certiorari, or move for a new trial, reargument, or rehearing shall have expired; provided, however, that no order or judgment shall fail to be a “Final Order” solely because of the possibility that a motion under Rules 59 or 60 of the Federal Rules of Civil Procedure or any analogous Bankruptcy Rule (or any analogous rules applicable in another court of competent jurisdiction) or sections 502(j) or 1144 of the Bankruptcy Code has been or may be Filed with respect to such order or judgment. 92. “General Unsecured Claim” means any Claim against any of the Debtors that is not (a) an Administrative Claim, (b) a Professional Fee Claim, (c) a Priority Tax Claim, (d) a Secured Tax Claim, (e) a DIP Claim, (f) an Other Secured Claim, (g) an Other Priority Claim, (h) a 1L Convertible Notes Claim, (i) a 2L Convertible Notes Claim, (j) a 3L RCF Claim, (k) an Intercompany Claim, (l) an Intercompany Equity Interest, (m) an Equity Interest, (n) a Section 510(b) Claim, and (o) a Restructuring Expense. 93. “Governing Body” means, in each case in its capacity as such, the board of directors, board of managers, manager, managing member, general partner, investment committee, special committee, or such similar governing body of any of the Debtors. 94. “Governmental Unit” has the meaning set forth in section 101(27) of the Bankruptcy Code. 95. “Holder” means an Entity that is the record owner of a Claim against or Equity Interest in any Debtor, as applicable. For the avoidance of doubt, affiliated record owners of Claims or Equity Interests managed or advised by the same institution shall constitute separate Holders. 96. “Impaired” means, with respect to a Class of Claims or Equity Interests, a Class of Claims of Equity Interests that is “impaired” within the meaning of section 1124 of the Bankruptcy Code. 97. “Intercompany Claim” means any Claim held by a Debtor or Non-Debtor against another Debtor or Non-Debtor. 98. “Intercompany Equity Interest” means an Equity Interest in one Debtor held by another Debtor. 99. “Joinder” means a joinder to the RSA substantially in the form attached to the RSA as Exhibit G. 100. “Judicial Code” means title 28 of the United States Code, 28 U.S.C. §§ 1–4001, as amended from time to time. 101. “Law” means any federal, state, local, or foreign law (including common law), statute, code, ordinance, rule, regulation, order, ruling, or judgment, in each case, that is validly adopted, promulgated, issued, or entered by a governmental authority of competent jurisdiction (including the Bankruptcy Court). 102. “Lender Professionals” means, collectively: (a) Willkie Farr & Gallagher LLP, as counsel to the DIP Lenders and the 1L Convertible Noteholders; (b) Young Conaway Stargatt & Taylor, LLP, as counsel to the DIP Lenders and the 1L Convertible Noteholders; (c) M3 Partners, LP, as financial advisors to the DIP Lenders and the 1L Convertible Noteholders; (d) Shipman & Goodwin LLP, as counsel to the DIP Agent and the 1L Convertible Notes Agent; (e) Greenberg Traurig, LLP, as counsel to the 2L Convertible Noteholders; and (f) Latham & Watkins LLP and local counsel (if any), as counsel to the 3L RCF Lender. 103. “Lien” has the meaning set forth in section 101(37) of the Bankruptcy Code. 104. “Management Incentive Plan” means the post-emergence management incentive plan to be designed and adopted by the New Board following the Effective Date, to be used to incentivize and compensate employees, directors, consultants, and other service providers, which will include (a) the ability to grant incentive equity awards representing up to 15 percent of the Class C Units (all of which shall be Class C Profits Interests) on a fully diluted basis and (b) other terms and conditions customary for similar equity plans as determined by the New Board in its sole discretion (including, with respect to participants, allocation of awards and vesting); provided that any

9 Management Incentive Plan shall provide that distributions to Class C Profits Interests Holders in respect of any authorized but unissued, unvested, or forfeited Class C Profits Interests shall be distributed in accordance with the distribution allocations provided in the New Limited Liability Company Agreement. 105. “Management Vehicle” means the newly-formed management holdings vehicle which will hold Class C Profits Interests on behalf of the participants in the Management Incentive Plan. 106. “New Appgate Holdings” means a new corporation, limited liability company, partnership, or other Entity that may be formed, or any Entity designated by the Debtors, in connection with the implementation of the Restructuring Transaction and in accordance with the Restructuring Transactions Memorandum, which in any case shall be the ultimate parent of the Company Parties on and after the Effective Date. 107. “New Board” means the board of directors or similar governing body of New Appgate Holdings. 108. “New Equity Interests” means equity or membership interests in New Appgate Holdings issued on the Effective Date, including the Series A Units, Series A-1 Units, Series B Units, and Class C Units. 109. “New Limited Liability Company Agreement” means that certain Amended and Restated Limited Liability Company Agreement of New Appgate Holdings, substantially in the form attached as Exhibit D of the RSA. 110. “Non-Debtor” means direct and indirect subsidiaries of Appgate that are not Debtors. 111. “Other Priority Claim” means any Claim, other than an Administrative Claim or a Priority Tax Claim, entitled to priority in right of payment under section 507(a) of the Bankruptcy Code. 112. “Other Secured Claim” means any Secured Claim other than the DIP Claims, the Priority Tax Claims, the 1L Convertible Notes Claims, the 2L Convertible Notes Claims, and the 3L RCF Claims. 113. “Person” has the meaning set forth in section 101(41) of the Bankruptcy Code. 114. “Petition Date” means the date on which the Debtors commenced the Chapter 11 Cases. 115. “Plan Distribution” means a payment or distribution to Holders of Allowed Claims, Allowed Equity Interests, or other eligible Entities under and in accordance with this Plan. 116. “Plan Objection Deadline” means June 7, 2024, at 4:00 p.m., prevailing Eastern Time, which is the deadline for filing objections to the adequacy of the Disclosure Statement and Confirmation of this Plan. 117. “Plan Supplement” means the compilation of documents and forms of documents, schedules, and exhibits to this Plan that will be Filed by the Debtors with the Bankruptcy Court, each of which shall be in form and substance reasonably acceptable to the DIP Lenders, the 1L Convertible Noteholders, the 2L Convertible Noteholders, and, to the extent required by the RSA, the 3L RCF Lender and the Consenting Equityholders; provided, that the form of the New Limited Liability Company Agreement attached to the RSA as Exhibit D may be modified without the consent of the Consenting 2L Convertible Noteholders unless such modification relates to the rights of the Consenting 2L Convertible Noteholders thereunder. 118. “Priority Tax Claim” means any Claim of a Governmental Unit of the kind specified in section 507(a)(8) of the Bankruptcy Code. 119. “Pro Rata” means, unless otherwise specified, the proportion that an Allowed Claim or an Allowed Equity Interest in a particular Class bears to the aggregate amount of Allowed Claims or Allowed Equity Interests in that Class or the proportion of the Allowed Claims or Allowed Equity Interests in a particular Class and other Classes entitled to share in the same recovery as such Allowed Claims or Allowed Equity Interests under the Plan.

10 120. “Professional” means an Entity employed in the Chapter 11 Cases pursuant to a Bankruptcy Court order in accordance with sections 327, 363, or 1103 of the Bankruptcy Code and to be compensated for services rendered prior to or on the Confirmation Date, pursuant to sections 327, 328, 329, 330, and 331 of the Bankruptcy Code. 121. “Professional Fee Amount” means the aggregate amount of Professional Fee Claims and other unpaid fees and expenses that Professionals estimate they have incurred or will incur in rendering services to the Debtors prior to and as of the Confirmation Date, which estimates Professionals shall deliver to the Debtors as set forth in Article II.C of this Plan. 122. “Professional Fee Claim” means a Claim by a Professional seeking an award by the Bankruptcy Court of compensation for services rendered or reimbursement of expenses incurred by such Professionals through and including the Confirmation Date under sections 330, 331, 503(b)(2), 503(b)(3), 503(b)(4), or 503(b)(5) of the Bankruptcy Code. To the extent the Bankruptcy Court denies or reduces by a Final Order any amount of a Professional’s requested fees and expenses, then the amount by which such fees or expenses are reduced or denied shall reduce the applicable Professional Fee Claim. 123. “Professional Fee Escrow Account” means an interest-bearing account funded by the Debtors with Cash on the Effective Date in an amount equal to the Professional Fee Amount. 124. “Proof of Claim” means a proof of Claim Filed against any of the Debtors in the Chapter 11 Cases. 125. “Proof of Equity Interest” means a proof of Equity Interest Filed against any of the Debtors in the Chapter 11 Cases. 126. “Reinstate” means with respect to Claims or Equity Interests, that the Claim or Equity Interest shall be rendered Unimpaired in accordance with section 1124 of the Bankruptcy Code. “Reinstated” and “Reinstatement” shall have correlative meanings. 127. “Related Party” means, collectively, with respect to any Person or Entity, each of, and in each case in its capacity as such, such Person’s or Entity’s current and former directors, managers, officers, committee members, members of any governing body, equity holders (regardless of whether such interests are held directly or indirectly), affiliated investment funds or investment vehicles, managed accounts or funds, predecessors, participants, successors, assigns, subsidiaries, Affiliates, partners, limited partners, general partners, principals, members, management companies, fund advisors or managers, employees, agents, trustees, advisory board members, financial advisors, attorneys (including any other attorneys or professionals retained by any current or former director or manager in his or her capacity as director or manager of an Entity), accountants, investment bankers, consultants, representatives, and other professionals and advisors and any such Person’s or Entity’s respective heirs, executors, estates, and nominees. 128. “Released Parties” means, collectively, and in each case in its capacity as such: (a) the Debtors; (b) the Reorganized Debtors; (c) the Consenting Stakeholders; (d) the Releasing Parties; (e) the DIP Lenders; (f) the Agents/Trustees; (g) current and former Affiliates of each Entity in clause (a) through the following clause (h); and (h) each Related Party of each Entity in clause (a) through this clause (h); provided that in each case, an Entity shall not be a Released Party if it: (x) elects to opt out of the releases described in Article VIII.D hereof; or (y) timely objects to the releases contained in Article VIII.D hereof and such objection is not resolved before Confirmation. 129. “Releasing Parties” means, collectively, and in each case in its capacity as such: (a) the Debtors; (b) the Reorganized Debtors; (c) the Consenting Stakeholders; (d) the DIP Lenders; (e) the Agents/Trustees; (f) all Holders of Claims or Equity Interests that vote to accept this Plan; (g) all Holders of Claims or Equity Interests who are deemed to accept the Plan but who do not affirmatively opt out of the releases provided for in the Plan by checking the box on the applicable notice of non-voting status indicating that they opt not to grant the releases provided for in the Plan; (h) all Holders of Claims who abstain from voting on this Plan and who do not affirmatively opt out of the releases provided for in this Plan by checking the box on the applicable ballot indicating that they opt not to grant the releases provided for in this Plan; (i) all Holders of Claims or Equity Interests who vote

11 to reject this Plan or are deemed to reject this Plan and who do not affirmatively opt out of the releases provided for in this Plan by checking the box on the applicable ballot or notice of non-voting status indicating that they opt not to grant the releases provided for in this Plan; (j) to the maximum extent permitted by Law, each current and former Affiliate of each Entity in clause (a) through the following clause (k) for which such Entity is legally entitled to bind such Affiliate to the releases contained in the Plan under applicable non-bankruptcy Law; and (k) to the maximum extent permitted by Law, each Related Party of each Entity in clause (a) through this clause (k) for which such Entity is legally entitled to bind such Related Party to the releases contained in the Plan under applicable non-bankruptcy Law; provided that, in each case, an Entity shall not be a Releasing Party if it: (x) elects to opt out of the releases contained in Article VIII.D hereof; or (y) timely objects to the releases contained in Article VIII.D hereof and such objection is not resolved before Confirmation. 130. “Reorganized Debtors” means the Debtors as reorganized under this Plan, or any successor or assign thereto, by transfer, merger, consolidation, or otherwise. 131. “Required Consenting 1L Convertible Noteholders” means, as of the relevant date, the Consenting 1L Convertible Noteholders holding at least 50.01 percent of the aggregate outstanding principal amount of the 1L Convertible Notes Claims that are held by the Consenting 1L Convertible Noteholders. 132. “Restructuring Expenses” means the reasonable and documented fees and expenses of the Lender Professionals accrued since the inception of their respective engagements related to the Chapter 11 Cases and the implementation of the Restructuring Transactions and not previously paid by, or on behalf of, the Debtors, in each case, in accordance with the DIP Orders and the engagement letters of such consultant or professional signed by the Company Parties or by the applicable Consenting Stakeholders, as the case may be, without further order of, or application to, the Bankruptcy Court by such consultant or professionals; provided that the reasonable and documented fees and expenses for the advisors to (a) the 2L Convertible Noteholders and 2L Convertible Notes Agent, collectively, shall be subject to a total cap of $200,000 and (b) the 3L RCF Lender shall be subject to a total cap of $150,000, with each such applicable fee cap with respect to each of (a) and (b) applying to fees arising since the inception of such engagement, regardless of whether such fees and expenses were incurred prepetition or postpetition, and each such fee cap in (a) or (b) may be increased with the consent of the DIP Lenders and Debtors. 133. “Restructuring Term Sheet” means the term sheet attached to the RSA as Exhibit B. 134. “Restructuring Transactions” means the transactions described in Article IV of this Plan. 135. “Restructuring Transactions Memorandum” means the description of the steps to be carried out to effectuate the Restructuring Transactions in accordance with this Plan and as set forth in the Plan Supplement. The Restructuring Transactions Memorandum shall, among other things, specify the Entity that will issue the New Equity Interests. 136. “RSA” means that certain Restructuring Support Agreement, dated as of May 3, 2024, by and among the Company Parties, the Consenting Stakeholders, and the other parties thereto, including all exhibits thereto, as may be amended, modified, or supplemented from time to time, in accordance with its terms, attached to the Disclosure Statement as Exhibit B. 137. “Schedule of Proposed Cure Amounts” means any schedule (including any amendments, supplements, or modifications thereto) of the Debtors’ good faith estimate of proposed Cure amounts (if any) with respect to each of the Executory Contracts and Unexpired Leases to be assumed by the Debtors pursuant to this Plan, which schedule shall be included in the Plan Supplement. 138. “Schedule of Retained Causes of Action” means the schedule of certain Causes of Action of the Debtors that are not released, waived, or transferred pursuant to this Plan, as the same may be amended, modified, or supplemented from time to time, which, for the avoidance of doubt, shall not include any Causes of Action that are settled, released, or exculpated under this Plan.

12 139. “Section 510(b) Claim” means any Claim against a Debtor subject to subordination under section 510(b) of the Bankruptcy Code, whether by operation of law or contract. 140. “Secured Claim” means a Claim that is: (a) secured by a Lien on property in which any of the Debtors has an interest, which Lien is valid, perfected, and enforceable pursuant to applicable Law or by reason of a Bankruptcy Court order, or that is subject to a valid right of setoff pursuant to section 553 of the Bankruptcy Code, to the extent of the value of the creditor’s interest in the Debtors’ interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to section 506(a) of the Bankruptcy Code; or (b) Allowed pursuant to this Plan, or separate order of the Bankruptcy Court, as a secured claim. 141. “Secured Tax Claim” means any Secured Claim that, absent its secured status, would be entitled to priority in right of payment under section 507(a)(8) of the Bankruptcy Code (determined irrespective of time limitations), including any related Secured Claim for penalties. 142. “Securities Act” means the Securities Act of 1933, as amended, 15 U.S.C. §§ 77a–77aa, or any similar federal, state, or local Law, as now in effect or hereafter amended, and the rules and regulations promulgated thereunder. 143. “Security” means any security, as defined in section 2(a)(1) of the Securities Act. 144. “Series A Holders” means the Holders of the Series A Units or Series A-1 Units. 145. “Series A Units” means the new Series A Units to be issued by New Appgate Holdings on the Effective Date and to be held by the DIP Lenders and the 1L Convertible Noteholders. 146. “Series A-1 Units” means the new Series A-1 Units to be issued by New Appgate Holdings on the Effective Date, to the extent that an election is made by or on behalf of a DIP Lender or 1L Convertible Noteholder, and to be held by such electing DIP Lenders and 1L Convertible Noteholders. 147. “Series B Holders” means the Holders of the Series B Units. 148. “Series B Units” means the new Series B Units to be issued by New Appgate Holdings on the Effective Date and to be held by the 2L Convertible Noteholders. 149. “Solicitation Agent” means Donlin, Recano & Company, Inc., the Claims, noticing, and solicitation agent retained by the Debtors in the Chapter 11 Cases by Bankruptcy Court order. 150. “Solicitation Materials” means all materials provided in connection with the solicitation of votes on this Plan pursuant to sections 1125 and 1126 of the Bankruptcy Code. 151. “Third-Party Release” means the release set forth in Article VIII.D of this Plan. 152. “Transfer Agreement” means an executed form of the transfer agreement providing, among other things, that a transferee is bound by the terms of the RSA, substantially in the form attached as Exhibit F to the RSA. 153. “Trustee” means any indenture trustee, collateral trustee, or other trustee or similar Entity under the 1L Convertible Notes, the 2L Convertible Notes, the 3L RCF Loans, and/or the DIP Facility, including any successors thereto. 154. “U.S. Trustee” means the Office of the United States Trustee for the District of Delaware. 155. “Unclaimed Distribution” means any distribution under this Plan on account of an Allowed Claim or Allowed Equity Interest to a Holder that has not: (a) accepted a particular distribution or, in the case of distributions made by check, negotiated such check within 180 calendar days of receipt; (b) given notice to the Reorganized Debtors of an intent to accept a particular distribution within 180 calendar days of receipt; (c) responded to the

13 Debtors’ or Reorganized Debtors’ requests for information necessary to facilitate a particular distribution prior to the deadline included in such request for information; or (d) timely taken any other action necessary to facilitate such distribution. 156. “Unexpired Lease” means a lease of non-residential, real property to which one or more of the Debtors are a party that is subject to assumption or rejection under section 365 of the Bankruptcy Code. 157. “Unimpaired” means, with respect to a Class of Claims or Equity Interests, a Class of Claims or Equity Interests that is unimpaired within the meaning of section 1124 of the Bankruptcy Code. 158. “Voting Report” means the report certifying the methodology for the tabulation of votes and result of voting under this Plan. B. Rules of Interpretation. For purposes of this Plan: (1) in the appropriate context, each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine, or neuter gender shall include the masculine, feminine, and the neuter gender; (2) unless otherwise specified, any reference herein to a contract, lease, instrument, release, indenture, or other agreement or document being in a particular form or on particular terms and conditions means that the referenced document shall be substantially in that form or substantially on those terms and conditions; (3) unless otherwise specified, any reference herein to an existing document, schedule, or exhibit, whether or not Filed, having been Filed or to be Filed shall mean that document, schedule, or exhibit, as it may thereafter be amended, modified, or supplemented in accordance with this Plan or the Confirmation Order, as applicable; (4) any reference to an Entity as a Holder of a Claim or Equity Interest includes that Entity’s successors and assigns; (5) unless otherwise specified, all references herein to “Articles” are references to Articles hereof; (6) unless otherwise specified, all references herein to exhibits are references to exhibits in the Plan Supplement; (7) unless otherwise specified, the words “herein,” “hereof,” and “hereto” refer to this Plan in its entirety rather than to a particular portion of this Plan; (8) subject to the provisions of any contract, charter, bylaws, limited liability company agreements, operating agreements, certificates of incorporation, or other organizational documents or shareholders’ agreements, as applicable, instrument, release, or other agreement or document created or entered into in connection with this Plan, the rights and obligations arising pursuant to this Plan shall be governed by, and construed and enforced in accordance with the applicable Law, including the Bankruptcy Code and the Bankruptcy Rules; (9) any immaterial effectuating provisions may be interpreted by the Debtors or Reorganized Debtors in such a manner that is consistent with the overall purpose and intent of this Plan all without further notice to or action, order, or approval, of the Bankruptcy Court or any other Entity; (10) unless otherwise specified, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, and shall be deemed to be followed by the words “without limitation”; (11) captions and headings to Articles are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of this Plan; (12) unless otherwise specified herein, the rules of construction set forth in section 102 of the Bankruptcy Code shall apply; (13) any term used in capitalized form herein that is not otherwise defined but that is used in the Bankruptcy Code or the Bankruptcy Rules shall have the meaning assigned to that term in the Bankruptcy Code or the Bankruptcy Rules, as the case may be; (14) all references to docket numbers of documents Filed in the Chapter 11 Cases are references to the docket numbers under the Bankruptcy Court’s CM/ECF system; (15) all references to statutes, regulations, orders, rules of courts, and the like shall mean as amended from time to time, and as applicable to the Chapter 11 Cases, unless otherwise stated; (16) references to “Proofs of Claim,” “Holders of Claims,” “Disputed Claims,” and the like shall include “Proofs of Equity Interest,” “Holders of Equity Interests,” “Disputed Equity Interests,” and the like, as applicable; (17) references to “shareholders,” “directors,” and/or “officers” shall also include “members” and/or “managers,” as applicable, as such terms are defined under the applicable state limited liability company Laws; and (18) all references herein to consent, acceptance, or approval may be conveyed by counsel for the respective Person or Entity that have such consent, acceptance, or approval rights, including by electronic mail. C. Computation of Time. Unless otherwise specifically stated herein, the provisions of Bankruptcy Rule 9006(a) shall apply in computing any period of time prescribed or allowed herein. If the date on which a transaction may occur pursuant to

14 this Plan shall occur on a day that is not a Business Day, then such transaction shall instead occur on the next succeeding Business Day. Subject to the requirements of the Restructuring Transactions Memorandum and any other Definitive Document, any action to be taken on the Effective Date may be taken on or as soon as reasonably practicable after the Effective Date. D. Governing Law. Except to the extent a rule of Law or procedure is supplied by federal Law (including the Bankruptcy Code or the Bankruptcy Rules) and subject to the provisions of any contract, lease, instrument, release, indenture, or other agreement or document entered into expressly in connection herewith, the rights and obligations arising hereunder shall be governed by, and construed, implemented, and enforced in accordance with, the Laws of the State of New York, without giving effect to the principles of conflict of Laws (other than section 5 1401 and section 5 1402 of the New York General Obligations Law); provided that corporate governance matters relating to the Debtors or the Reorganized Debtors, as applicable, not incorporated in New York shall be governed by the Laws of the jurisdiction of incorporation or formation of the relevant Debtor or Reorganized Debtor, as applicable. E. Reference to Monetary Figures. All references in this Plan to monetary figures shall refer to currency of the United States of America, unless otherwise expressly provided herein. F. Reference to the Debtors or the Reorganized Debtors. Except as otherwise specifically provided in this Plan to the contrary, references in this Plan to the Debtors or the Reorganized Debtors shall mean the Debtors and the Reorganized Debtors, as applicable, to the extent the context requires. G. Controlling Document. In the event of an inconsistency between this Plan and the Disclosure Statement, the terms of this Plan shall control in all respects. In the event of an inconsistency between this Plan and the Plan Supplement, the terms of the relevant provision in the Plan Supplement shall control (unless stated otherwise in such Plan Supplement document or in the Confirmation Order). In the event of an inconsistency between the Confirmation Order and this Plan, including the Plan Supplement, or the Disclosure Statement, the Confirmation Order shall control. ARTICLE II. ADMINISTRATIVE CLAIMS, DIP CLAIMS, PRIORITY CLAIMS, AND RESTRUCTURING EXPENSES In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims, DIP Claims, Professional Fee Claims, and Priority Tax Claims have not been classified and, thus, are excluded from the Classes of Claims and Equity Interests set forth in Article III hereof. A. Administrative Claims. Except with respect to the Professional Fee Claims and Claims for fees and expenses pursuant to section 1930 of chapter 123 of title 28 of the United States Code, and except to the extent that a Holder of an Allowed Administrative Claim and the Debtors against which such Allowed Administrative Claim is asserted agree to less favorable treatment for such Holder, or such Holder has been paid by any Debtors on account of such Allowed Administrative Claim prior to the Effective Date, each Holder of an Allowed Administrative Claim will receive in full and final satisfaction of its Allowed Administrative Claim an amount of Cash equal to the amount of such Allowed Administrative Claim in accordance with the following: (1) if an Administrative Claim is Allowed on or prior to the Effective Date, on the Effective Date or as soon as reasonably practicable thereafter (or, if not then due, when such Allowed Administrative Claim is due or as soon as reasonably practicable thereafter); (2) if such Administrative Claim is not Allowed as of the Effective Date, no later than thirty days after the date on which an

15 order allowing such Administrative Claim becomes a Final Order, or as soon as reasonably practicable thereafter; (3) if such Allowed Administrative Claim is based on liabilities incurred by the Debtors in the ordinary course of their business after the Petition Date in accordance with the terms and conditions of the particular transaction giving rise to such Allowed Administrative Claim without any further action by the Holder of such Allowed Administrative Claim; (4) at such time and upon such terms as may be agreed upon by such Holder and the Debtors or the Reorganized Debtors, as applicable; or (5) at such time and upon such terms as set forth in an order of the Bankruptcy Court. B. DIP Claims. 1. DIP Claims. All DIP Claims shall be deemed Allowed as of the Effective Date in an amount equal to (i) the principal amount outstanding under the DIP Facility on such date, (ii) all interest accrued and unpaid thereon to the date of payment, and (iii) all accrued and unpaid fees, expenses, and non-contingent indemnification obligations payable under the DIP Facility Documents and the DIP Orders. Except to the extent Holders of an Allowed DIP Claim agree to alternative treatment, on the Effective Date, pursuant to this Plan, each Holder of the Allowed DIP Claim shall receive, in full and final satisfaction of such Allowed DIP Claim, either (i) payment in full in Cash or (ii) its Pro Rata share, calculated as if the DIP Claims were included in the Class 3 1L Convertible Notes Claims, of (A) the Series A Units and (B) the Class C Magnetar Units; provided that an election may be made by or on behalf of such Holders to receive Series A-1 Units and Class C-1 Common Units in lieu of Series A Units and Class C Common Units. Contemporaneously with the foregoing payment in full in Cash or receipt of its Pro Rata share of the Series A Units and the Class C Magnetar Units (or, in the alternative, Series A-1 Units and Class C-1 Common Units), the Allowed DIP Claims, the DIP Facility, the DIP Facility Documents, and all related loan documents shall be deemed cancelled, all Liens on property of the Debtors and the Reorganized Debtors arising out of or related to the DIP Facility shall automatically terminate, and all collateral subject to such Liens shall be automatically released, in each case, without further action by the DIP Agent or the DIP Lenders and without further order of the Bankruptcy Court, and all guarantees of the Debtors and Reorganized Debtors arising out of or related to the DIP Claims shall be automatically discharged and released, in each case without further action by the DIP Agent or the DIP Lenders. The DIP Agent and the DIP Lenders shall take all actions to effectuate and confirm such termination, release, and discharge as reasonably requested by the Debtors or the Reorganized Debtors, as applicable, and at the Debtors’ or the Reorganized Debtors’, as applicable, sole cost and expense. C. Professional Fee Claims. 1. Final Fee Applications and Payment of Professional Fee Claims. All final requests for payment of Professional Fee Claims for services rendered and reimbursement of expenses incurred prior to the Confirmation Date must be Filed no later than 45 days after the Effective Date. The Bankruptcy Court shall determine the Allowed amounts of such Professional Fee Claims after notice and a hearing in accordance with the procedures established by the Bankruptcy Court. The Reorganized Debtors shall pay Professional Fee Claims in Cash in the amount the Bankruptcy Court Allows, including from the Professional Fee Escrow Account, as soon as reasonably practicable after such Professional Fee Claims are Allowed, and which Allowed amount shall not be subject to disallowance, setoff, recoupment, subordination, recharacterization, or reduction of any kind, including pursuant to section 502(d) of the Bankruptcy Code. The Debtors and the Reorganized Debtors, as applicable, shall only pay any restructuring fee, opinion fee, transaction fee, or similar success fee if such fee is earned by a Professional, and an application for such fee is filed pursuant to sections 330 and 503(b) of the Bankruptcy Code, and any claim on account of any such fee by an Entity that is not a Professional shall be disallowed, and any Entity that is not a Professional shall be forever barred, estopped, and enjoined from asserting a claim on account of such a fee after the Effective Date. To the extent that funds held in the Professional Fee Escrow Account are insufficient to satisfy the amount of Professional Fee Claims owing to the Professionals, such Professionals shall have an Allowed Administrative Claim for any such deficiency, which shall be satisfied in accordance with Article II.A of this Plan.

16 2. Professional Fee Escrow Account. No later than the Effective Date, the Reorganized Debtors shall establish and fund the Professional Fee Escrow Account with Cash equal to the Professional Fee Amount. The Professional Fee Escrow Account shall be maintained in trust solely for the Professionals. Such funds shall not be considered property of the Estates of the Debtors or the Reorganized Debtors. The amount of Allowed Professional Fee Claims owing to the Professionals shall be paid in Cash to such Professionals by the Reorganized Debtors from the Professional Fee Escrow Account as soon as reasonably practicable after such Professional Fee Claims are Allowed. When all such Allowed Professional Fee Claims have been paid in full, any remaining amount in the Professional Fee Escrow Account shall, subject to approval by the Reorganized Debtors, be used to pay any amounts owing to Professionals for services rendered after the Effective Date, or otherwise shall be promptly transferred to the Reorganized Debtors without any further notice to or action, order, or approval of the Bankruptcy Court. 3. Professional Fee Amount. Professionals shall reasonably estimate their unpaid Professional Fee Claims and other unpaid fees and expenses incurred in rendering services to the Debtors before and as of the Confirmation Date, and shall deliver such estimate to the Debtors no later than one Business Day before the Effective Date; provided, however, that such estimates shall not be deemed to limit the amount of the fees and expenses that are the subject of the Professional’s final request for payment of Filed Professional Fee Claims. If a Professional does not provide an estimate, the Debtors or the Reorganized Debtors may estimate the unpaid and unbilled fees and expenses of such Professional; provided, however, that such estimate shall not be binding or considered an admission with respect to the fees and expenses of such Professional. 4. Post-Effective Date Fees and Expenses. Except as otherwise specifically provided in this Plan, from and after the Effective Date, the Debtors shall, in the ordinary course of business and without any further notice to or action, order, or approval of the Bankruptcy Court, pay in Cash the reasonable and documented legal, professional, or other fees and expenses related to implementation of this Plan and Consummation incurred by the Debtors. Upon the Effective Date, any requirement that Professionals comply with sections 327 through 331, 363, and 1103 of the Bankruptcy Code in seeking retention or compensation for services rendered after such date shall terminate, and the Debtor or the Reorganized Debtor, as applicable, may employ and pay any Professional in the ordinary course of business without any further notice to or action, order, or approval of the Bankruptcy Court. D. Priority Tax Claims. Except to the extent that a Holder of an Allowed Priority Tax Claim agrees to less favorable treatment, in full and final satisfaction, settlement, release, and discharge of, and in exchange for, each Allowed Priority Tax Claim, each Holder of such Allowed Priority Tax Claim shall receive Cash equal to the full amount of its Claim or such other treatment in accordance with the terms set forth in section 1129(a)(9)(C) of the Bankruptcy Code. E. Payment of Statutory Fees and Reporting to the U.S. Trustee. All fees payable pursuant to section 1930 of title 28 of the United States Code together with the statutory rate of interest set forth in section 3717 of title 31 of the United States Code, to the extent applicable (“Quarterly Fees”) due prior to the Effective Date shall be paid by the Debtors on the Effective Date. After the Effective Date, all Quarterly Fees shall be paid to the U.S. Trustee when due and payable. The Debtors shall File all monthly operating reports due prior to the Effective Date when they become due, using UST Form 11-MOR. After the Effective Date, the Reorganized Debtors and the Disbursing Agent (if not a Reorganized Debtor) shall File with the Bankruptcy Court separate UST Form 11-PCR reports when they become due. Each and every one of the Debtors, the Reorganized Debtors, and the Disbursing Agent (if not a Reorganized Debtor), as applicable, shall remain obligated to pay Quarterly Fees to the U.S. Trustee until that particular Debtor’s Chapter 11 Case is converted to a case under chapter 7 of the Bankruptcy Code, dismissed, or closed, whichever occurs first.

17 F. Payment of Restructuring Expenses. The Restructuring Expenses incurred, or estimated to be incurred, up to and including the Effective Date, shall be paid in full in Cash on the Effective Date or as soon as reasonably practicable thereafter (to the extent not previously paid during the course of the Chapter 11 Cases) in accordance with, and subject to, the terms set forth herein and the DIP Orders, without any requirement to File a fee application with the Bankruptcy Court or for Bankruptcy Court review or approval; provided that the foregoing shall be subject to the Debtors’ receipt of an invoice with reasonable detail (but without the need for itemized time detail) from the applicable Entity entitled to such Restructuring Expenses. All Restructuring Expenses to be paid on the Effective Date shall be estimated prior to and as of the Effective Date, and such estimates shall be delivered to the Debtors at least five Business Days before the anticipated Effective Date; provided, however, that such estimates shall not be considered an admission or limitation with respect to such Restructuring Expenses. On or as soon as practicable after, the Effective Date, invoices for all Restructuring Expenses incurred prior to and as of the Effective Date shall be submitted to the Debtors. In addition, the Debtors and the Reorganized Debtors, as applicable, shall continue to pay, when due and payable in the ordinary course, Restructuring Expenses related to implementation, Consummation, and defense of this Plan, whether incurred before, on, or after the Effective Date in accordance with the applicable engagement letter and solely upon receipt of an invoice from any Entity requesting such Restructuring Expenses with reasonable detail (but without the need for itemized time detail). ARTICLE III. CLASSIFICATION AND TREATMENT OF CLAIMS AND EQUITY INTERESTS A. Classification of Claims and Equity Interests. Except for the Claims addressed in Article II hereof, all Claims and Equity Interests are classified in the Classes set forth below in accordance with sections 1122 and 1123(a)(1) of the Bankruptcy Code. A Claim or an Equity Interest, or any portion thereof, is classified in a particular Class only to the extent that any portion of such Claim or Equity Interest qualifies within the description of that Class and is classified in other Classes to the extent that any portion of such Claim or Equity Interest qualifies within the description of such other Classes. A Claim or an Equity Interest also is classified in a particular Class for the purpose of receiving distributions under this Plan only to the extent that such Claim or Equity Interest is an Allowed Claim or Allowed Equity Interest in that Class and has not been paid, released, or otherwise satisfied prior to the Effective Date. This Plan constitutes a separate Plan for each of the Debtors, and the classification of Claims and Equity Interests set forth herein shall apply separately to each of the Debtors (except for the Class 10 Equity Interests, which shall apply only to Appgate). All of the potential Classes for the Debtors are set forth herein. Such groupings shall not affect any Debtor’s status as a separate legal Entity, change the organizational structure of the Debtors’ business enterprise, constitute a change of control of any Debtor for any purpose, cause a merger or consolidation of any legal Entities, or cause the transfer of any assets, and, except as otherwise provided by or permitted under this Plan, all Debtors shall continue to exist as separate legal Entities after the Effective Date. Voting tabulations for recording acceptances or rejections of this Plan shall be conducted on a Debtor-by-Debtor basis as set forth herein. The classification of Claims against and Equity Interests in the Debtors pursuant to this Plan is as follows: Class Claims and Equity Interests Status Voting Rights Class 1 Other Secured Claims Unimpaired Not Entitled to Vote (Presumed to Accept) Class 2 Other Priority Claims Unimpaired Not Entitled to Vote (Presumed to Accept) Class 3 1L Convertible Notes Claims Impaired Entitled to Vote Class 4 2L Convertible Notes Claims Impaired Entitled to Vote Class 5 3L RCF Claims Impaired Not Entitled to Vote (Deemed to Reject)

18 Class Claims and Equity Interests Status Voting Rights Class 6 General Unsecured Claims Unimpaired Not Entitled to Vote (Presumed to Accept) Class 7 Section 510(b) Claims Impaired Not Entitled to Vote (Deemed to Reject) Class 8 Intercompany Claims Unimpaired / Impaired Not Entitled to Vote (Presumed to Accept) / Not Entitled to Vote (Deemed to Reject) Class 9 Intercompany Equity Interests Unimpaired / Impaired Not Entitled to Vote (Presumed to Accept) / Not Entitled to Vote (Deemed to Reject) Class 10 Equity Interests in Appgate Impaired Not Entitled to Vote (Deemed to Reject) B. Treatment of Claims and Equity Interests. Each Holder of an Allowed Claim or Allowed Equity Interest, as applicable, shall receive under this Plan the treatment described below in full and final satisfaction, settlement, release, and discharge of and in exchange for such Holder’s Allowed Claim or Allowed Equity Interest, as applicable, except to the extent different treatment is agreed to in writing by the Debtors or the Reorganized Debtors, as applicable, and the Holder of such Allowed Claim or Allowed Equity Interest, as applicable. Unless otherwise indicated, the Holder of an Allowed Claim or Allowed Equity Interest, as applicable, shall receive such treatment on the Effective Date (or, if payment is not then due, in accordance with such Claim’s or Equity Interest’s terms in the ordinary course of business) or as soon as reasonably practicable thereafter. 1. Class 1 – Other Secured Claims (a) Classification: Class 1 consists of all Other Secured Claims against any Debtor. (b) Treatment: Except to the extent that a Holder of an Other Secured Claim agrees to less favorable treatment of its Allowed Claim, each Holder of an Other Secured Claim shall receive, the option of the applicable Debtor or the Reorganized Debtor, either: (i) in full and final satisfaction of such Allowed Other Secured Claim, payment in full in Cash of its Allowed Other Secured Claim; (ii) in full and final satisfaction of such Allowed Other Secured Claim, the collateral securing its Allowed Other Secured Claim; (iii) Reinstatement of its Other Secured Claim; or (iv) in full and final satisfaction of such Allowed Other Secured Claim, such other treatment rendering its Allowed Other Secured Claim Unimpaired in accordance with section 1124 of the Bankruptcy Code. (c) Voting: Class 1 is Unimpaired under this Plan. Holders of Claims in Class 1 are conclusively presumed to have accepted this Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, such Holders are not entitled to vote to accept or reject this Plan. 2. Class 2 – Other Priority Claims (a) Classification: Class 2 consists of all Allowed Other Priority Claims against any Debtor. (b) Treatment: Except to the extent that a Holder of an Allowed Other Priority Claim agrees to less favorable treatment of its Allowed Claim, each Holder of an Allowed Other Priority Claim shall receive, in full and final satisfaction of such Other Priority Claim,

19 Cash in an amount equal to such Allowed Other Priority Claim or such other treatment consistent with the provisions of section 1129(a)(9) of the Bankruptcy Code. (c) Voting: Class 2 is Unimpaired under this Plan. Holders of Allowed Claims in Class 2 are conclusively presumed to have accepted this Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, such Holders are not entitled to vote to accept or reject this Plan. 3. Class 3 – 1L Convertible Notes Claims (a) Classification: Class 3 consists of all Allowed 1L Convertible Notes Claims against any Debtor. (b) Treatment: (i) On the Effective Date, each Holder of an Allowed 1L Convertible Notes Claim will receive, in full and final satisfaction of such 1L Convertible Notes Claim, such Holder’s Pro Rata share, calculated as if the DIP Claims were included in the Class 3 1L Convertible Notes Claims, of (A) the Series A Units and (B) the Class C Magnetar Units. (ii) An election may be made prior to the Effective Date by or on behalf of a Holder of 1L Convertible Notes to receive Series A-1 Units and Class C-1 Common Units, which Series A-1 Units and Class C-1 Common Units will provide the same economic benefit to such Holder as such Holder’s Pro Rata share of Series A Units and Class C Common Units distributable pursuant to Article III.B.2(b) above. (c) Voting: Class 3 is Impaired under this Plan and Holders of Allowed Claims in Class 3 are entitled to vote to accept or reject this Plan. 4. Class 4 – 2L Convertible Notes Claims (a) Classification: Class 4 consists of all Allowed 2L Convertible Notes Claims against any Debtor. (b) Treatment: On the Effective Date, each Holder of an Allowed 2L Convertible Notes Claim will receive, in full and final satisfaction of such 2L Convertible Notes Claim, (i) the Series B Units and (ii) the Class C AGF Units. (c) Voting: Class 4 is Impaired under this Plan and Holders of Allowed Claims in Class 4 are entitled to vote to accept or reject this Plan. 5. Class 5 – 3L RCF Claims (a) Classification: Class 5 consists of any 3L RCF Claims against any Debtor. (b) Treatment: On the Effective Date, all 3L RCF Claims shall be discharged, cancelled, released, and extinguished and will be of no further force or effect, and Holders of the 3L RCF Claims shall not receive or retain any distribution under this Plan on account of such 3L RCF Claims. (c) Voting: Class 5 is Impaired under this Plan. Holders of Allowed Claims in Class 5 are conclusively deemed to have rejected this Plan pursuant to section 1126(g) of the

20 Bankruptcy Code. Therefore, such Holders are not entitled to vote to accept or reject this Plan. 6. Class 6 – General Unsecured Claims (a) Classification: Class 6 consists of all General Unsecured Claims against any Debtor. (b) Treatment: Each Holder of a General Unsecured Claim shall receive either: (i) Reinstatement of such General Unsecured Claim pursuant to section 1124 of the Bankruptcy Code; or (ii) in full and final satisfaction of such Allowed General Unsecured Claim, payment in full in Cash on (A) the Effective Date or (B) the date due in the ordinary course of business in accordance with the terms and conditions of the particular transaction giving rise to such Allowed General Unsecured Claim. (c) Voting: Class 6 is Unimpaired under this Plan. Holders of Claims in Class 6 are conclusively presumed to have accepted this Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, such Holders are not entitled to vote to accept or reject this Plan. 7. Class 7 – Section 510(b) Claims (a) Classification: Class 7 consists of all Section 510(b) Claims. (b) Allowance: Notwithstanding anything to the contrary herein, a Section 510(b) Claim, if any Claim exists, may only become Allowed by Final Order of the Bankruptcy Court. (c) Treatment: On the Effective Date, all Section 510(b) Claims will be cancelled, released, discharged, extinguished, and will be of no further force or effect, and Holders of Section 510(b) Claims will not receive any distribution on account of such Section 510(b) Claims. (d) Voting: Class 7 is Impaired under this Plan. Holders of Allowed Claims in Class 7 are conclusively deemed to have rejected this Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, such Holders are not entitled to vote to accept or reject this Plan. 8. Class 8 – Intercompany Claims (a) Classification: Class 8 consists of all Intercompany Claims. (b) Treatment: Each Allowed Intercompany Claim shall be, at the option of the applicable Debtor or Reorganized Debtor, either: (i) Reinstated; or (ii) set off, settled, discharged, contributed, cancelled, released without any distribution on account of such Intercompany Claims, or otherwise addressed at the option of the Reorganized Debtors. The Plan and distributions contemplated thereby constitute a global settlement of any and all Intercompany Claims and Causes of Action by and between any of the Debtors that

21 may exist as of the Effective Date. This Plan shall be considered a settlement of the Intercompany Claims pursuant to Bankruptcy Rule 9019. (c) Voting: Class 8 is Unimpaired if the Allowed Intercompany Claims in Class 8 are Reinstated or Impaired if the Allowed Intercompany Claims in Class 8 are cancelled. Holders of Allowed Intercompany Claims in Class 8 are conclusively presumed to have accepted this Plan pursuant to section 1126(f) of the Bankruptcy Code or rejected this Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, such Holders are not entitled to vote to accept or reject this Plan. 9. Class 9 – Intercompany Equity Interests (a) Classification: Class 9 consists of all Intercompany Equity Interests. (b) Treatment: Each Allowed Intercompany Equity Interest shall be, at the option of the applicable Debtor or the Reorganized Debtor, either: (i) Reinstated; or (ii) set off, settled, discharged, contributed, cancelled, and released without any distribution on account of such Intercompany Equity Interests, or otherwise addressed at the option of the Reorganized Debtors. (c) Voting: Class 9 is Unimpaired if the Allowed Intercompany Equity Interests in Class 9 are Reinstated or Impaired if the Allowed Intercompany Equity Interests are cancelled. Holders of Allowed Equity Interests in Class 9 are conclusively presumed to have accepted this Plan pursuant to section 1126(f) of the Bankruptcy Code or rejected this Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, such Holders are not entitled to vote to accept or reject this Plan. 10. Class 10 – Equity Interests in Appgate (a) Classification: Class 10 consists of all Equity Interests in Appgate. (b) Treatment: On the Effective Date, all Equity Interests in Appgate shall be discharged, cancelled, released, and extinguished under this Plan, and each Holder of an existing Equity Interest in Appgate shall not receive or retain any distribution, property, or other value under this Plan on account of such existing Equity Interests in Appgate. (c) Voting: Class 10 is Impaired under this Plan. Holders of Class 10 Equity Interests in Appgate are conclusively deemed to have rejected this Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, such Holders are not entitled to vote to accept or reject this Plan. C. Special Provision Governing Unimpaired Claims. Except as otherwise provided in this Plan, nothing under this Plan or the Plan Supplement shall affect the rights of the Debtors or the Reorganized Debtors, as applicable, regarding any Unimpaired Claims, including, all rights regarding legal and equitable defenses to, or setoffs or recoupments against, any such Unimpaired Claims. D. Elimination of Vacant Classes. Any Class of Claims or Equity Interests that does not have a Holder of an Allowed Claim or Allowed Equity Interest or a Claim or Equity Interest temporarily Allowed by the Bankruptcy Court as of the date of the Combined Hearing shall be deemed eliminated from this Plan for purposes of voting to accept or reject this Plan and

22 for purposes of determining acceptance or rejection of this Plan by such Class pursuant to section 1129(a)(8) of the Bankruptcy Code. E. Voting Classes; Deemed Vacant Class for Non-Voting Classes. If a Class contains Claims or Equity Interests eligible to vote and no Holders of Claims or Equity Interests eligible to vote in such Class votes to accept or reject this Plan, such Class shall be deemed eliminated from this Plan in accordance with Article III.D of this Plan. F. Intercompany Equity Interests. To the extent Reinstated under this Plan, distributions on account of Intercompany Equity Interests are not being received by Holders of such Intercompany Equity Interests on account of their Intercompany Equity Interests but for the purposes of administrative convenience and due to the importance of maintaining the prepetition corporate structure, for the ultimate benefit of the Holders of the New Equity Interests in exchange for the Debtors’ and Reorganized Debtors’ agreement under this Plan to make certain distributions to the Holders of Allowed Claims. For the avoidance of doubt, to the extent Reinstated pursuant to the Plan, on and after the Effective Date, all Intercompany Equity Interests shall be owned by the same Reorganized Debtor that corresponds with the Debtor that owned such Intercompany Equity Interests immediately prior to the Effective Date. G. Confirmation Pursuant to Sections 1129(a)(10) and 1129(b) of the Bankruptcy Code. Section 1129(a)(10) of the Bankruptcy Code shall be satisfied for purposes of Confirmation by acceptance of this Plan by one or more of the Classes entitled to vote pursuant to Article III.B of this Plan. The Debtors shall seek Confirmation of this Plan pursuant to section 1129(b) of the Bankruptcy Code with respect to any rejecting Class of Claims or Equity Interests. The Debtors reserve the right to modify this Plan in accordance with Article X hereof to the extent, if any, that Confirmation pursuant to section 1129(b) of the Bankruptcy Code requires modification, including by modifying the treatment applicable to a Class of Claims or Equity Interests to render such Class of Claims or Equity Interests Unimpaired to the extent permitted by the Bankruptcy Code and the Bankruptcy Rules. H. Controversy Concerning Impairment. If a controversy arises as to whether any Claims or Equity Interests, or any Class of Claims or Equity Interests, are Impaired, the Bankruptcy Court shall, after notice and a hearing, determine such controversy on or before the Confirmation Date. I. Subordinated Claims and Equity Interests. The allowance, classification, and treatment of all Allowed Claims and Allowed Equity Interests and the respective distributions and treatments under this Plan take into account and conform to the relative priority and rights of the Claims and Equity Interests in each Class in connection with any contractual, legal, and equitable subordination rights relating thereto, whether arising under general principles of equitable subordination, section 510(b) of the Bankruptcy Code, or otherwise. Pursuant to section 510 of the Bankruptcy Code, the Debtors, or the Reorganized Debtors, as applicable, reserve the right to re-classify any Allowed Claim or Allowed Equity Interest in accordance with any contractual, legal, or equitable subordination rights relating thereto. ARTICLE IV. MEANS FOR IMPLEMENTATION OF THIS PLAN A. General Settlement of Claims and Equity Interests. To the greatest extent permissible under the Bankruptcy Code, and in consideration for the classification, distributions, releases, and other benefits provided under this Plan, upon the Effective Date, the provisions of this Plan shall constitute a good faith compromise and settlement of all Claims, Equity Interests, Causes of Action, and

23 controversies between and among the Debtors and the Consenting Stakeholders that are released, settled, compromised, discharged, satisfied, or otherwise resolved pursuant to this Plan. To the greatest extent permissible under the Bankruptcy Code, this Plan shall be deemed a motion to approve the good faith compromise and settlement of all such Claims, Equity Interests, Causes of Action, and controversies between and among the Debtors and the Consenting Stakeholders pursuant to Bankruptcy Rule 9019, and the entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of such compromise and settlement, as well as a finding by the Bankruptcy Court that such settlement and compromise is fair, equitable, reasonable and in the best interests of the Debtors, their Estates, and the Consenting Stakeholders. Subject to Article VI hereof, all distributions made to Holders of Allowed Claims and Allowed Equity Interests, as applicable, in any Class are intended to be, and shall be, final. B. Restructuring Transactions. On or before the Effective Date, or as soon as reasonably practicable thereafter, the Debtors or Reorganized Debtors, as applicable, shall consummate the Restructuring Transactions and are authorized in all respects to take all actions as may be necessary or appropriate to effect any transaction described in, approved by, contemplated by, or necessary to effectuate this Plan that are consistent with and pursuant to the terms and conditions of this Plan, including: (1) the execution and delivery of any appropriate agreements or other documents of merger, amalgamation, consolidation, restructuring, conversion, disposition, transfer, arrangement, continuance, formation, organization, dissolution, sale, purchase, or liquidation containing terms that are consistent with the terms of this Plan, the Plan Supplement, and the RSA; (2) the execution and delivery of appropriate instruments of transfer, assignment, assumption, or delegation of any asset, property, right, liability, debt, or obligation on terms consistent with the terms of this Plan, the Plan Supplement, and the RSA and having other terms to which the applicable Entities may agree; (3) the execution, delivery, and filing, if applicable, of appropriate certificates or articles of incorporation, formation, reincorporation, merger, consolidation, conversion, amalgamation, arrangement, continuance, or dissolution pursuant to applicable state Law, including any applicable Corporate Governance Documents; (4) the issuance and distribution of the Series A Units, Series A-1 Units, Series B Units, and Class C Units, as set forth in this Plan; (5) adoption of a Management Incentive Plan; (6) such other transactions that are required to effectuate the Restructuring Transactions, including any transactions set forth in the Restructuring Transactions Memorandum; and (7) all other actions that the applicable Entities determine to be necessary or appropriate, including making filings or recordings that may be required by applicable Law in connection with this Plan. The Confirmation Order shall, and shall be deemed to, pursuant to both sections 1123 and 363 of the Bankruptcy Code, authorize, among other things, all actions as may be necessary or appropriate to effect any transaction described in, approved by, contemplated by, or necessary to effectuate this Plan. C. The Reorganized Debtors. On the Effective Date, the New Board shall be established in accordance with the terms of the New Limited Liability Company Agreement, and each Reorganized Debtor shall adopt its Corporate Governance Documents. The Reorganized Debtors shall be authorized to adopt any other agreements, documents, and instruments and to take any other actions contemplated under this Plan as necessary to consummate this Plan. Cash payments to be made pursuant to this Plan will be made by the Debtors or the Reorganized Debtors, as applicable. The Debtors and Reorganized Debtors will be entitled to transfer funds between and among themselves as they determine to be necessary or appropriate to enable the Debtors or the Reorganized Debtors, as applicable, to satisfy their obligations under this Plan. Except as set forth herein or as otherwise provided for in the Restructuring Transactions Memorandum, any changes in intercompany account balances resulting from such transfers will be accounted for and settled in accordance with the Debtors’ historical intercompany account settlement practices and will not violate the terms of this Plan. From and after the Effective Date, the Reorganized Debtors shall have the right and authority without further order of the Bankruptcy Court, to raise additional capital and obtain additional financing, subject to, the terms of the Corporate Governance Documents, as the boards of directors or boards of managers, as applicable, of the applicable Reorganized Debtors deem appropriate.

24 D. Sources of Consideration for Plan Distributions. The Debtors and the Reorganized Debtors, as applicable, shall fund distributions under this Plan with (1) Cash on hand as of the Effective Date, including the proceeds from the DIP Facility, and (2) the New Equity Interests. Each distribution and issuance referred to in this Article VI of this Plan shall be governed by the terms and conditions set forth in this Plan applicable to such distribution or issuance and by the terms and conditions of the instruments or other documents evidencing or relating to such distribution or issuance, which terms and conditions shall bind each Entity receiving such distribution or issuance. The issuance, distribution, or authorization, as applicable, of certain Securities in connection with this Plan, including the New Equity Interests, will be exempt from SEC registration, as described more fully in Article IV.M hereof. 1. Use of Cash. The Debtors or Reorganized Debtors, as applicable, shall use Cash on hand and proceeds of the DIP Facility to fund distributions to certain Holders of Allowed Claims, consistent with the terms of this Plan. 2. New Equity Interests. (a) New Equity Interests. The Reorganized Debtors set forth in the Restructuring Transactions Memorandum shall be authorized to issue a certain number of New Equity Interests pursuant to its Corporate Governance Documents. The issuance of the New Equity Interests shall be authorized without the need for any further corporate action. On the Effective Date, the New Equity Interests shall be issued and distributed as provided for in the Restructuring Transactions Memorandum pursuant to, and in accordance with, this Plan. All of the shares of New Equity Interests issued pursuant to this Plan shall be duly authorized, validly issued, fully paid, and non-assessable. Each distribution and issuance referred to in Article VI hereof shall be governed by the terms and conditions set forth in this Plan applicable to such distribution or issuance and by the terms and conditions of the instruments evidencing or relating to such distribution or issuance, including the Corporate Governance Documents, which terms and conditions shall bind each Entity receiving such distribution or issuance. Any Entity’s acceptance of New Equity Interests shall be deemed as its agreement to the Corporate Governance Documents, as the same may be amended or modified from time to time following the Effective Date in accordance with their terms. (b) Series A-1 Units and Class C-1 Units. An election may be made prior to the Effective Date by or on behalf of a DIP Lender or a 1L Convertible Noteholder to receive Series A-1 Units and Class C-1 Common Units in lieu of Series A Units and Class C Common Units, which Series A-1 Units and Class C-1 Common Units will provide the same economic benefit to such Holder as such Holder’s Pro Rata share of Series A Units and Class C Common Units distributable under this Plan. (c) Series A Units Issuance. Further, following the Effective Date, the Series A Holders shall, in their discretion, after consultation with the Debtors, provide, or commit to provide, incremental liquidity needed to fund cash shortfalls of the Reorganized Debtors following the Effective Date. Any incremental liquidity amount and accompanying documentation, including any commitment to purchase additional Series A Units or Series A-1 Units, shall be (a) filed as part of the Plan Supplement, and (b) subject to the preemptive rights set forth in Section 3.04 of the New Limited Liability Company Agreement.

25 E. Exemption from Registration Requirements. 1. The New Equity Interests. All New Equity Interests issued under this Plan will be exempt from, among other things, the registration and prospectus delivery requirements under the Securities Act or any similar federal, state, or local Laws in reliance upon section 1145 of the Bankruptcy Code to the maximum extent permitted and applicable and, to the extent that reliance on such section is either not permitted or not applicable, the exemption set forth in section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder, and/or Regulation S under the Securities Act (or another applicable exemption from the registration requirements of the Securities Act). All New Equity Interests issued pursuant to the exemption from registration set forth in section 4(a)(2) of the Securities Act or Regulation D promulgated thereunder will be considered “restricted Securities” and may not be transferred except pursuant to an effective registration statement under the Securities Act or an available exemption therefrom. Securities issued in reliance upon section 1145 of the Bankruptcy Code (to the fullest extent permitted and available) (a) are exempt from, among other things, the registration requirements of section 5 of the Securities Act and any other applicable Law requiring registration prior to the offering, issuance, distribution, or sale of Securities, to the maximum extent possible, (b) are not “restricted Securities” as defined in Rule 144(a)(3) under the Securities Act, and (c) are freely tradeable and transferable by any Holder thereof that, at the time of transfer, (i) is not an “affiliate” of the Reorganized Debtors as defined in Rule 144(a)(1) under the Securities Act, (ii) has not been such an “affiliate” within 90 days of such transfer, (iii) has not acquired such Securities from an “affiliate” within one year of such transfer, and (iv) is not an Entity that is an “underwriter” (as defined in section 2(a)(11) of the Securities Act). The offering, issuance, distribution, and sale of any Securities in accordance with section 1145 of the Bankruptcy Code shall be made without registration under the Securities Act or any similar federal, state, or local Law in reliance on section 1145(a) of the Bankruptcy Code. The issuance of the New Equity Interests or any other Securities shall not constitute an invitation or offer to sell, or the solicitation of an invitation or offer to buy, any Securities in contravention of any applicable Law in any jurisdiction. No action has been taken, nor will be taken, in any jurisdiction that would permit a public offering of any of the New Equity Interests (other than Securities issued pursuant to section 1145 of the Bankruptcy Code) in any jurisdiction where such action for that purpose is required. Persons who acquire the New Equity Interests pursuant to the exemption from registration set forth in section 4(a)(2) of the Securities Act or Regulation D promulgated thereunder will hold “restricted Securities.” Such persons include the participants under the Management Incentive Plan who receive New Equity Interests of New Appgate Holdings. Resales of such restricted Securities would not be exempted by section 1145 of the Bankruptcy Code from registration under the Securities Act or other applicable Law. Holders of restricted Securities would, however, be permitted to resell New Equity Interests without registration if they are able to comply with the applicable provisions of Rule 144 or Rule 144A under the Securities Act (if available) or any other exemption from registration under the Securities Act, or if such Securities are registered with the Securities and Exchange Commission. F. Corporate Existence. Except as otherwise provided in this Plan, the Plan Supplement, the Confirmation Order, or any agreement, instrument, or other document incorporated therein, each Debtor shall continue to exist after the Effective Date as a separate corporate Entity, limited liability company, partnership, or other form, as the case may be, with all the powers of a corporation, limited liability company, partnership, or other form, as the case may be, pursuant to the applicable Law in the jurisdiction in which such Debtor is incorporated or formed and pursuant to the respective certificate of incorporation and by-laws (or other formation documents) in effect prior to the Effective Date, except to the extent such certificate of incorporation and by-laws (or other formation documents) are amended under this Plan or otherwise, in each case, consistent with this Plan, and to the extent such documents are amended in accordance therewith, such documents are deemed to be amended pursuant to this Plan and require no further action or approval (other than any requisite filings, approvals, or consents required under applicable state, provincial, or federal Law). After the Effective Date, the respective certificate of incorporation and bylaws (or other formation documents) of one or more of the Reorganized Debtors may be amended or modified on the terms therein without

26 supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules. After the Effective Date, one or more of the Reorganized Debtors may be disposed of, dissolved, wound down, or liquidated without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules. G. Vesting of Assets in the Reorganized Debtors. Except as otherwise provided in this Plan, the Plan Supplement, the Confirmation Order, or any agreement, instrument, or other document incorporated herein, on the Effective Date, all property in each Estate, all Causes of Action, and any property acquired by any of the Debtors pursuant to this Plan shall vest in each respective Reorganized Debtor, free and clear of all Liens, Claims, charges, Causes of Action, or other encumbrances (other than any Reinstated Claims). On and after the Effective Date, except as otherwise provided in this Plan, the Plan Supplement, the Confirmation Order, or any agreement, instrument, or other document incorporated herein, each Reorganized Debtor may operate its business and may use, acquire, or dispose of property and compromise or settle any Claims, Equity Interests, or Causes of Action without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or the Bankruptcy Rules. For the avoidance of doubt, no Reorganized Debtor shall be treated as being liable on any Claim that is discharged pursuant to this Plan. H. Cancellation of Existing Agreements and Equity Interests. On the Effective Date, except to the extent otherwise provided in this Plan or other Definitive Documents, as applicable, all notes, instruments, certificates, and other documents evidencing Claims (other than any Reinstated Claims) or Equity Interests in Appgate, including credit agreements and note purchase agreements shall, be cancelled, and all present and future obligations and liabilities, actions, suits, accounts or demands, covenants, and indemnities (both actual and contingent), under or in connection with the 1L Convertible NIA, 2L Convertible NIA, and the 3L RCF Credit Agreement of the Debtors or the Reorganized Debtors, as applicable, and any Non-Debtor Affiliates thereunder, or in any way related thereto, shall be deemed satisfied in full, cancelled, discharged, and of no force or effect, other than those provisions which expressly survive by their terms (including, without limitation, the Debtors’ indemnity obligations under the Agreement Documents (as defined in the 1L Convertible NIA)), and the Agents/Trustees shall be released from all duties and obligations thereunder; provided that such cancellation shall not impair: (1) the rights of the Holders of the 1L Convertible Notes to receive distributions under the Plan; (2) the rights of the 1L Convertible Notes Agent to receive and make post-Effective Date distributions on account of the Plan; (3) the rights of the 1L Convertible Notes Agent to take such other actions and to discharge its obligations pursuant to the Plan and on account of the 1L Convertible Notes Claims; (4) the rights of the Holders of the 1L Convertible Notes or the 1L Convertible Notes Agent under the Plan; (5) the rights of the 1L Convertible Notes Agent to payment of amounts due to it under the Agreement Documents or the Plan, including the enforcement of the 1L Convertible Notes Agent’s charging lien; (6) the Debtors’ indemnification obligations to the 1L Convertible Notes Agent under the Agreement Documents, which obligations expressly survive the termination of the 1L Convertible Notes and the Agreement Documents; (7) the rights of the 1L Convertible Notes Agent to appear in the Chapter 11 Cases or in any proceeding in the Bankruptcy Court or in any other court; and (8) the rights of the 1L Convertible Notes Agent to perform and to seek compensation and reimbursement for any functions necessary to effectuate the forgoing. I. Corporate Action. Upon the Effective Date, all actions contemplated under this Plan shall be deemed authorized and approved in all respects, including: (1) adoption or assumption, as applicable, of the Compensation and Benefits Programs; (2) selection of the directors, officers, or managers for the Reorganized Debtors in accordance with the New Limited Liability Company Agreement; (3) the issuance and distribution of the New Equity Interests; (4) implementation of the Restructuring Transactions; (5) all other actions contemplated under this Plan (whether to occur before, on, or after the Effective Date); (6) adoption of the Corporate Governance Documents; (7) the assumption or assumption and assignment, as applicable, of Executory Contracts and Unexpired Leases; (8) adoption of a Management Incentive Plan by the New Board; and (9) all other acts or actions contemplated or reasonably necessary or appropriate to promptly consummate the Restructuring Transactions contemplated by this Plan (whether to occur before, on, or after the Effective Date). All matters provided for in this Plan involving the corporate structure of the Debtors or the Reorganized Debtors, and any corporate, partnership, limited liability company, or other governance

27 action required by the Debtors or the Reorganized Debtors, as applicable, in connection with this Plan shall be deemed to have occurred and shall be in effect, without any requirement of further action by the Security holders, directors, officers, or managers of the Debtors or the Reorganized Debtors, as applicable. On or, as applicable, prior to the Effective Date, the appropriate officers of the Debtors or the Reorganized Debtors, as applicable, shall be authorized and, as applicable, directed to issue, execute, and deliver the agreements, documents, Securities, and instruments contemplated under this Plan (or necessary or desirable to effect the transactions contemplated under this Plan) in the name of and on behalf of the Reorganized Debtors, including the New Equity Interests, the Corporate Governance Documents, any other Definitive Documents, and any and all other agreements, documents, Securities, and instruments relating to the foregoing. The authorizations and approvals contemplated by this Article IV.I shall be effective notwithstanding any requirements under non-bankruptcy Law. J. Corporate Governance Documents. On or immediately prior to the Effective Date, the Corporate Governance Documents shall be adopted or amended in a manner consistent with the terms and conditions set forth in the New Limited Liability Company Agreement, as applicable, and as may be necessary to effectuate the transactions contemplated by this Plan. To the extent required under this Plan or applicable non-bankruptcy, each of the Reorganized Debtors will file its Corporate Governance Documents with the Secretaries of State and/or other applicable authorities in its respective state, province, or country of incorporation in accordance with the corporate Laws of the respective state, province, or country of incorporation to the extent such filing is required for each such document. The Corporate Governance Documents will prohibit the issuance of non-voting Equity Securities to the extent required under section 1123(a)(6) of the Bankruptcy Code. After the Effective Date, each Reorganized Debtor may amend and restate its constituent and governing documents as permitted by the Laws of its jurisdiction of formation and the terms of such documents. On the Effective Date, New Appgate Holdings shall enter into and deliver the New Limited Liability Company Agreement to each Holder of New Equity Interests, which shall become effective and binding in accordance with their terms and conditions upon the parties thereto without further notice to or order of the Bankruptcy Court, act or action under applicable Law, regulation, order, or rule or the vote, consent, authorization or approval of any Entity. Holders of New Equity Interests shall be deemed to have executed the New Limited Liability Company Agreement and be parties thereto, without the need to deliver signature pages thereto. K. New Limited Liability Company Agreement. From and after the Effective Date, all Holders of New Equity Interests shall be subject to the terms and conditions of the New Limited Liability Company Agreement. L. Directors and Officers of the Reorganized Debtors. As of the Effective Date, the term of the current members of the board of directors or other Governing Body of Appgate shall expire, and the members for the initial term of the New Board shall be appointed in accordance with the Corporate Governance Documents. The New Board shall consist of up to five managers as designated in accordance with the Restructuring Term Sheet and New Limited Liability Company Agreement, as applicable. The initial members of the New Board will be identified in the Plan Supplement, to the extent known at the time of filing. Each such member and officer of the Reorganized Debtors shall serve from and after the Effective Date pursuant to the terms of the Corporate Governance Documents and other constituent documents of the Reorganized Debtors. M. Certain Securities Law Matters. Pursuant to section 1145 of the Bankruptcy Code, or, to the extent that section 1145 of the Bankruptcy Code is either not permitted or not applicable, section 4(a)(2) of the Securities Act, Regulation D promulgated thereunder, Regulation S under the Securities Act, and/or other available exemptions from registration, the offering, issuance, and distribution of the New Equity Interests as contemplated herein shall be exempt from, among other things, the registration requirements of section 5 of the Securities Act and any other applicable U.S. federal, state, or local laws requiring registration prior to the offering, issuance, distribution, or sale of Securities.

28 The shares of New Equity Interests to be issued under this Plan on account of Allowed Claims in accordance with, and pursuant to, section 1145 of the Bankruptcy Code will be freely transferable under the Securities Act by the recipients thereof, subject to: (a) the provisions of section 1145(b)(1) of the Bankruptcy Code relating to the definition of an underwriter in section 2(a)(11) of the Securities Act, compliance with any applicable state or foreign Securities Laws, if any, and the rules and regulations of the United States Securities and Exchange Commission, if any, applicable at the time of any future transfer of such Securities or instruments; and (b) any restrictions on the transferability of such New Equity Interests in the Corporate Governance Documents. The shares of New Equity Interests that may be issued pursuant to the exemption from registration set forth in section 4(a)(2) of the Securities Act, Regulation D promulgated thereunder, Regulation S under the Securities Act, and/or other available exemptions from registration will be considered “restricted Securities,” will bear customary legends and transfer restrictions, and may not be transferred except pursuant to an effective registration statement or under an available exemption from the registration requirements of the Securities Act. N. Section 1146 Exemption. To the fullest extent permitted by section 1146(a) of the Bankruptcy Code, any transfers (whether from a Debtor to a Reorganized Debtor or to any other Person) of property under this Plan or pursuant to (1) the issuance, distribution, transfer, or exchange of any debt, Equity Security, or other interest in the Debtors or the Reorganized Debtors, including the New Equity Interests, (2) the Restructuring Transactions, (3) the creation, modification, consolidation, termination, refinancing, and/or recording of any mortgage, deed of trust, or other security interest, or the securing of additional indebtedness by such or other means, (4) the making, assignment, or recording of any lease or sublease, or (5) the making, delivery, or recording of any deed or other instrument of transfer under, in furtherance of, or in connection with, this Plan, including any deeds, bills of sale, assignments, or other instrument of transfer executed in connection with any transaction arising out of, contemplated by, or in any way related to this Plan, shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, real estate transfer tax, personal property transfer tax, mortgage recording tax, Uniform Commercial Code filing or recording fee, regulatory filing or recording fee, or other similar tax or governmental assessment, and upon entry of the Confirmation Order, the appropriate state or local governmental officials or agents shall forego the collection of any such tax or governmental assessment and accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax, recordation fee, or governmental assessment. All filing or recording officers (or any other Person with authority over any of the foregoing), wherever located and by whomever appointed, shall comply with the requirements of section 1146(a) of the Bankruptcy Code, shall forego the collection of any such tax or governmental assessment, and shall accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment. O. Private Company. The Reorganized Debtors shall not have any class of Securities listed on a national securities exchange and shall make commercially reasonable efforts to take the steps necessary to be a private company without Exchange Act reporting obligations upon emergence or as soon as practicable thereafter in accordance with and to the extent permitted by the Exchange Act. P. Director and Officer Liability Insurance. Notwithstanding anything in this Plan to the contrary, the Reorganized Debtors shall be deemed to have assumed all of the Debtors’ D&O Liability Insurance Policies pursuant to section 365(a) of the Bankruptcy Code effective as of the Effective Date. Entry of the Confirmation Order will constitute the Bankruptcy Court’s approval of the Reorganized Debtors’ foregoing assumption of each of the D&O Liability Insurance Policies. Notwithstanding anything to the contrary contained in this Plan, Confirmation of this Plan shall not discharge, impair, or otherwise modify any indemnity obligations assumed by the foregoing assumption of the D&O Liability Insurance Policies, and each such indemnity obligation will be deemed and treated as an Executory Contract that has been assumed by the Debtors under this Plan as to which no Proof of Claim need be Filed.

29 Q. Management Incentive Plan. As soon as reasonably practicable following the Effective Date, the New Board shall adopt a Management Incentive Plan, to be designed and adopted by the New Board following the Effective Date, to be used to incentivize and compensate employees, directors, consultants, and other service providers, which will include (1) the ability to grant incentive equity awards representing up to 15 percent of the Class C Units (all of which shall be Class C Profits Interests) on a fully diluted basis and (2) other terms and conditions customary for similar equity plans as determined by the New Board in its sole discretion (including, with respect to participants, allocation of awards and vesting); provided that any Management Incentive Plan shall provide that distributions to Class C Profits Interests Holders in respect of any authorized but unissued, unvested, or forfeited Class C Profits Interests shall be distributed in accordance with the distribution allocations provided in the New Limited Liability Company Agreement. R. Preservation of Causes of Action. In accordance with section 1123(b) of the Bankruptcy Code, the Reorganized Debtors shall retain and may enforce all rights to commence and pursue, as appropriate, any and all Causes of Action of the Debtors, whether arising before or after the Petition Date, including any actions specifically enumerated in the Schedule of Retained Causes of Action, and the Reorganized Debtors’ rights to commence, prosecute, or settle such retained Causes of Action shall be preserved notwithstanding the occurrence of the Effective Date or any other provision of this Plan to the contrary, other than the Causes of Action released by the Debtors pursuant to the releases and exculpations contained in this Plan, including in Article VIII hereof, which shall be deemed released and waived by the Debtors and the Reorganized Debtors as of the Effective Date. The Reorganized Debtors may pursue such retained Causes of Action, as appropriate, in accordance with the best interests of the Reorganized Debtors. No Entity may rely on the absence of a specific reference in this Plan, the Plan Supplement, or the Disclosure Statement to any Cause of Action against it as any indication that the Debtors or the Reorganized Debtors, as applicable, will not pursue any and all available retained Causes of Action against it. The Debtors and the Reorganized Debtors expressly reserve all rights to prosecute any and all retained Causes of Action against any Entity, except as otherwise expressly provided in this Plan. The Reorganized Debtors may settle any such retained Cause of Action without further notice to or action, order, or approval of the Bankruptcy Court. If there is any dispute between the Reorganized Debtors and the Entity against whom the Reorganized Debtors are asserting the retained Cause of Action regarding the inclusion of any Cause of Action in the Schedule of Retained Causes of Action that remain unresolved for 30 days, such objection shall be resolved by the Bankruptcy Court. Unless any retained Causes of Action against an Entity are expressly waived, relinquished, exculpated, released, compromised, or settled in this Plan or a Bankruptcy Court order, the Reorganized Debtors expressly reserve all retained Causes of Action, for later adjudication, and, therefore, no preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable, or otherwise), or laches, shall apply to such retained Causes of Action upon, after, or as a consequence of the Confirmation or Consummation. The Reorganized Debtors reserve and shall retain such Causes of Action notwithstanding the rejection or repudiation of any Executory Contract or Unexpired Lease during the Chapter 11 Cases or pursuant to this Plan. In accordance with section 1123(b)(3) of the Bankruptcy Code, any retained Causes of Action that a Debtor may hold against any Entity shall vest in the corresponding Reorganized Debtor, except as otherwise expressly provided in this Plan. The Reorganized Debtors, through their authorized agents or representatives, shall retain and may exclusively enforce any and all such retained Causes of Action. The Reorganized Debtors shall have the exclusive right, authority, and discretion to determine and to initiate, file, prosecute, enforce, abandon, settle, compromise, release, withdraw, or litigate to judgment any such retained Causes of Action and to decline to do any of the foregoing without the consent or approval of any third party or further notice to or action, order, or approval of the Bankruptcy Court.

30 ARTICLE V. TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES A. Assumption of Executory Contracts and Unexpired Leases. Each Executory Contract and Unexpired Lease shall be deemed assumed, without the need for any further notice to or action, order, or approval of the Bankruptcy Court, as of the Effective Date under section 365 of the Bankruptcy Code, unless such Executory Contract or Unexpired Lease previously expired or terminated pursuant to its own terms. The assumption of Executory Contracts and Unexpired Leases hereunder may include the assignment of certain of such contracts to Affiliates; provided that the Debtors shall provide notice to the contract counterparty of such assignment and an opportunity to object prior to such assignment. The Confirmation Order will constitute an order of the Bankruptcy Court approving the above-described assumptions and assignments. Except as otherwise specifically set forth herein, assumptions of Executory Contracts and Unexpired Leases pursuant to this Plan are effective as of the Effective Date. Each Executory Contract or Unexpired Lease assumed pursuant to this Plan or by Bankruptcy Court order but not assigned to a third party before the Effective Date shall revest in and be fully enforceable by the applicable contracting Reorganized Debtor in accordance with its terms, except as such terms may have been modified by the provisions of this Plan or any order of the Bankruptcy Court authorizing and providing for its assumption. Any motions to assume Executory Contracts or Unexpired Leases pending on the Effective Date shall be subject to approval by a Final Order on or after the Effective Date but may be withdrawn, settled, or otherwise prosecuted by the Reorganized Debtors. Except as otherwise provided herein or agreed to by the Debtors and the applicable counterparty, each assumed Executory Contract or Unexpired Lease shall include all modifications, amendments, supplements, restatements, or other agreements related thereto, and all rights related thereto, if any, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, and any other interests. Modifications, amendments, supplements, and restatements to prepetition Executory Contracts and Unexpired Leases that have been executed by the Debtors during the Chapter 11 Cases shall not be deemed to alter the prepetition nature of the Executory Contract or Unexpired Lease or the validity, priority, or amount of any Claims that may arise in connection therewith. To the maximum extent permitted by law, to the extent any provision in any Executory Contract or Unexpired Lease assumed or assumed and assigned pursuant to this Plan restricts or prevents, or purports to restrict or prevent, or is breached or deemed breached by, the assumption or assumption and assignment of such Executory Contract or Unexpired Lease (including any “change of control” provision), then such provision shall be deemed modified such that the transactions contemplated by this Plan shall not entitle the non-Debtor party thereto to terminate such Executory Contract or Unexpired Lease or to exercise any other default-related rights with respect thereto. To the extent any provision of the Bankruptcy Code or the Bankruptcy Rules requires the Debtors to assume or reject an Executory Contract or Unexpired Lease, such requirement shall be satisfied if the Debtors make an election to assume or reject such Executory Contract or Unexpired Lease prior to the deadline set forth by the Bankruptcy Code or the Bankruptcy Rules, as applicable, regardless of whether or not the Bankruptcy Court has actually ruled on such proposed assumption or rejection prior to such deadline. B. Indemnification Obligations. Subject to the treatment of Section 510(b) Claims under this Plan, and to the fullest extent permitted under applicable Law (including being subject to the limitations of the Delaware General Corporation Law, including the limitations contained therein on a corporation’s ability to indemnify officers and directors), all indemnification provisions in place as of the Effective Date (whether in the by-laws, certificates of incorporation or formation, limited liability company agreements, limited partnership agreements, other organizational documents, board resolutions, indemnification agreements, employment contracts, or otherwise) for the current and former members of any Governing Body, directors, officers, managers, employees, attorneys, accountants, investment bankers, and other professionals of, or acting on behalf of, the Company Parties, as applicable, shall be Reinstated and remain intact, irrevocable, and shall survive the Effective Date on terms no less favorable to such current and former

31 members of any Governing Body, directors, officers, managers, employees, attorneys, accountants, investment bankers, and other professionals of, or acting on behalf of, the Company Parties than the indemnification provisions in place prior to the Effective Date; provided that nothing herein shall expand any of the Debtors’ indemnification obligations in place as of the Petition Date or constitute a finding or conclusion that any party that may seek indemnification is entitled to indemnification under the terms of such indemnification provisions or is intended to effectuate the survival of any indemnification obligations for any party other than the current and former members of any Governing Body, directors, officers, managers, employees, attorneys, accountants, investment bankers, and other professionals of, or acting on behalf of, the Company Parties. For the avoidance of doubt, following the Effective Date, the Reorganized Debtors will not terminate or otherwise reduce the coverage under any directors’ and officers’ insurance policies (including any “tail policy”), and all members, managers, directors, and officers of the Company Parties who served in such capacity at any time prior to the Effective Date or any other individuals covered by such insurance policies, will be entitled to the full benefits of any such policy for the full term of such policy regardless of whether such members, managers, directors, officers, or other individuals remain in such positions after the Effective Date. C. Cure of Defaults for Assumed Executory Contracts and Unexpired Leases. The Debtors or the Reorganized Debtors, as applicable, shall pay Cures, if any, on the Effective Date or as soon as reasonably practicable thereafter. Unless otherwise agreed upon in writing by the parties to the applicable Executory Contract or Unexpired Lease, all requests for payment of Cure costs that differ from the amounts paid or proposed to be paid by the Debtors or the Reorganized Debtors to a counterparty must be Filed with the Bankruptcy Court on or before 30 days after the Effective Date. Any such request that is not timely Filed shall be disallowed and forever barred, estopped, and enjoined from assertion, and shall not be enforceable against any Debtor or Reorganized Debtor, without the need for any objection by the Debtors or Reorganized Debtors or any other party in interest or any further notice to or action, order, or approval of the Bankruptcy Court. Any Cure costs shall be deemed fully satisfied, released, and discharged upon payment by the Debtors or the Reorganized Debtors of the applicable Cure costs; provided, however, that nothing herein shall prevent the Reorganized Debtors from paying any Cure costs despite the failure of the relevant counterparty to File such request for payment of such Cure costs. The Reorganized Debtors also may settle any Cure costs without any further notice to or action, order, or approval of the Bankruptcy Court. In addition, any objection to the assumption of an Executory Contract or Unexpired Lease under this Plan must be Filed with the Bankruptcy Court on or before this Plan Objection Deadline. Any such objection will be scheduled to be heard by the Bankruptcy Court at the Combined Hearing or such other setting as requested by the Debtors for which such objection is timely Filed. Any counterparty to an Executory Contract or Unexpired Lease that fails to timely object to the proposed assumption of any Executory Contract or Unexpired Lease will be deemed to have consented to such assumption. If there is any dispute regarding any Cure costs, the ability of the Reorganized Debtors or any assignee to provide “adequate assurance of future performance” within the meaning of section 365 of the Bankruptcy Code, or any other matter pertaining to assumption, then payment of any Cure costs shall occur as soon as reasonably practicable after (1) entry of a Final Order resolving such dispute, approving such assumption (and, if applicable, assignment) or (2) as may be agreed upon by the Debtors or the Reorganized Debtors, as applicable, and the counterparty to the Executory Contract or Unexpired Lease. The Debtors and the Reorganized Debtors, as applicable, reserve the right at any time to move to reject any Executory Contract or Unexpired Lease based upon the existence of any such unresolved dispute. If the Bankruptcy Court determines that the Allowed Cure cost with respect to any Executory Contract or Unexpired Lease is greater than the amount set forth in the Schedule of Proposed Cure Amounts, the Debtors shall have the right to reject such Executory Contract or Unexpired Lease, in which case such Executory Contract or Unexpired Lease will be deemed rejected as of the Effective Date subject to the applicable counterparty’s right to object to such rejection. Assumption of any Executory Contract or Unexpired Lease pursuant to this Plan or otherwise and payment of any applicable Cure pursuant to this Plan shall result in the full release and satisfaction of any Cures, Claims, or defaults, whether monetary or nonmonetary, including defaults of provisions restricting the change in control or ownership interest composition or other bankruptcy-related defaults, arising under any assumed Executory Contract or Unexpired Lease at any time prior to the effective date of assumption. Any and all Proofs of Claim based upon Executory Contracts or Unexpired Leases that have been assumed in the Chapter 11 Cases, including pursuant to the Confirmation Order, and for which any Cure has been fully paid pursuant to this

32 Article V.C, shall be deemed disallowed and expunged for administrative purposes as of the Effective Date without the need for any objection thereto or any further notice to or action, order, or approval of the Bankruptcy Court; provided that notice will be provided to such Executory Contract or Unexpired Lease counterparty prior to the disallowance and expungement of such Proof of Claim. To the extent applicable, rejection of any Executory Contract or Unexpired Lease pursuant to this Plan or otherwise shall not constitute a termination of preexisting obligations owed to the Debtors or the Reorganized Debtors, as applicable, under such Executory Contracts or Unexpired Leases and the Debtors are entitled to all the rights provided under section 365 of the Bankruptcy Code. D. Insurance Policies. Each of the Debtors’ insurance policies and any agreements, documents, or instruments relating thereto, are treated as Executory Contracts under this Plan. Unless otherwise provided in this Plan, on the Effective Date, (1) the Debtors shall be deemed to have assumed all insurance policies and any agreements, documents, and instruments relating to coverage of all insured Claims, including all D&O Liability Insurance Policies, and (2) such insurance policies and any agreements, documents, or instruments relating thereto shall revest in the Reorganized Debtors. E. Reservation of Rights. Nothing contained in this Plan or the Plan Supplement shall constitute an admission by the Debtors or any other party that any contract or lease is in fact an Executory Contract or Unexpired Lease or that any of the Reorganized Debtors have any liability thereunder. If there is a dispute regarding whether a contract or lease is or was executory or unexpired at the time of assumption or rejection, the Debtors or the Reorganized Debtors, as applicable, shall have 45 days following entry of a Final Order resolving such dispute to alter its treatment of such contract or lease under this Plan. F. Nonoccurrence of Effective Date. In the event that the Effective Date does not occur, the Bankruptcy Court shall retain jurisdiction with respect to any request to extend the deadline for assuming or rejecting Unexpired Leases pursuant to section 365(d)(4) of the Bankruptcy Code. G. Employee Compensation and Benefits. 1. Compensation and Benefits Programs. Except as otherwise set forth herein, on the Effective Date, the Debtors or the Reorganized Debtors, as applicable, shall assume all Employment Agreements, including the Employment Agreements with the Executive Officers, which shall thereafter be assigned to New Appgate Holdings. Notwithstanding the foregoing, pursuant to section 1129(a)(13) of the Bankruptcy Code, from and after the Effective Date, all retiree benefits (as such term is defined in section 1114 of the Bankruptcy Code), if any, shall continue to be paid in accordance with applicable law. Subject to the provisions of this Plan, all Compensation and Benefits Programs shall be treated as Executory Contracts under this Plan and deemed assumed on the Effective Date pursuant to the provisions of sections 365 and 1123 of the Bankruptcy Code, except for: (a) all employee equity or equity-based incentive plans, and any provisions set forth in the Compensation and Benefits Programs that provide for rights to acquire Equity Interests in any of the Debtors, which shall not constitute or be deemed to constitute Executory Contracts and shall be deemed terminated on the Effective Date; (b) Compensation and Benefits Programs that have been rejected pursuant to an order of a Bankruptcy Court; and (c) Compensation and Benefits Programs that, as of the entry of the Confirmation Order, have been specifically waived by the beneficiaries of any employee benefit plan or contract. A counterparty to a Compensation and Benefits Program assumed pursuant to this Plan shall have the same rights under such Compensation and Benefits Program as such counterparty had thereunder immediately prior to

33 such assumption (unless otherwise agreed by such counterparty and the applicable Reorganized Debtor(s)); provided, however, that any assumption of Compensation and Benefits Programs pursuant to this Plan or any of the Restructuring Transactions shall not trigger or be deemed to trigger any change of control, immediate vesting, termination, or similar provisions therein. 2. Workers’ Compensation Programs. As of the Effective Date, except as set forth in the Plan Supplement, the Debtors and the Reorganized Debtors shall continue to honor their obligations under: (a) all applicable workers’ compensation Laws in states in which the Reorganized Debtors operate; and (b) the Debtors’ written contracts, agreements, agreements of indemnity, self-insured workers’ compensation bonds, policies, programs, and plans for workers’ compensation and workers’ compensation insurance. All Proofs of Claims on account of workers’ compensation shall be deemed withdrawn automatically and without any further notice to or action, order, or approval of the Bankruptcy Court; provided that nothing in this Plan shall limit, diminish, or otherwise alter the Debtors’ or Reorganized Debtors’ defenses, Causes of Action, or other rights under applicable Law, including non-bankruptcy Law with respect to any such contracts, agreements, policies, programs, and plans; provided, further, that nothing herein shall be deemed to impose any obligations on the Debtors in addition to what is provided for under applicable non-bankruptcy Law. H. Contracts and Leases Entered Into After the Petition Date. Contracts and leases entered into after the Petition Date by any Debtor, including any Executory Contracts and Unexpired Leases assumed by such Debtor, will be performed by the applicable Debtor or the Reorganized Debtor liable thereunder in the ordinary course of their business. Accordingly, such contracts and leases (including any assumed Executory Contracts and Unexpired Leases) will survive and remain unaffected by entry of the Confirmation Order. ARTICLE VI. PROVISIONS GOVERNING DISTRIBUTIONS A. Timing and Calculation of Amounts to Be Distributed. Unless otherwise provided in this Plan, on the Effective Date (or, if a Claim or Equity Interest is not an Allowed Claim or Allowed Equity Interest on the Effective Date, on the date that such Claim becomes an Allowed Claim or Allowed Equity Interest, or as soon as reasonably practicable thereafter), each Holder of an Allowed Claim or Allowed Equity Interest, as applicable, shall receive the full amount of the distributions that this Plan provides for Allowed Claims or Allowed Equity Interests, as applicable, in the applicable Class. In the event that any payment or act under this Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on the next succeeding Business Day but shall be deemed to have been completed as of the required date. If and to the extent that there are Disputed Claims or Disputed Equity Interests, distributions on account of any such Disputed Claims or Disputed Equity Interests shall be made pursuant to the provisions set forth in Article VII hereof. Except as otherwise provided in this Plan, Holders of Claims or Equity Interests shall not be entitled to interest, dividends, or accruals on the distributions provided for in this Plan, regardless of whether such distributions are delivered on or at any time after the Effective Date. B. Disbursing Agent. All distributions under this Plan shall be made by the Disbursing Agent on the Effective Date. The Disbursing Agent shall not be required to give any bond or surety or other Security for the performance of its duties unless otherwise ordered by the Bankruptcy Court. Additionally, in the event that the Disbursing Agent is so otherwise ordered, all costs and expenses of procuring any such bond or surety shall be borne by the Reorganized Debtors.

34 C. Rights and Powers of Disbursing Agent. 1. Powers of the Disbursing Agent. The Disbursing Agent shall be empowered to: (a) effect all actions and execute all agreements, instruments, and other documents necessary to perform its duties under this Plan; (b) make all distributions contemplated hereby; (c) employ professionals to represent it with respect to its responsibilities; and (d) exercise such other powers as may be vested in the Disbursing Agent by order of the Bankruptcy Court, pursuant to this Plan, or as deemed by the Disbursing Agent to be necessary and proper to implement the provisions hereof. 2. Expenses Incurred On or After the Effective Date. Except as otherwise ordered by the Bankruptcy Court, the amount of any reasonable fees and expenses incurred by the Disbursing Agent (including the Agents/Trustees) on or after the Effective Date (including taxes), and any reasonable compensation and expense reimbursement Claims (including reasonable attorney fees and expenses), made by the Disbursing Agent shall be paid in Cash by the Reorganized Debtors. D. Delivery of Distributions and Undeliverable or Unclaimed Distributions. 1. Record Date for Distribution. On the Distribution Record Date, the Claims Register shall be closed and any party responsible for making distributions shall instead be authorized and entitled to recognize only those record Holders listed on the Claims Register as of the close of business on the Distribution Record Date (other than with respect to any Reinstated Claims). If a Claim, other than one based on a Security that is traded on a recognized Securities exchange, is transferred twenty or fewer days before the Distribution Record Date, the Disbursing Agent shall make distributions to the transferee only to the extent practical and, in any event, only if the relevant transfer form contains an unconditional and explicit certification and waiver of any objection to the transfer by the transferor. 2. Delivery of Distributions in General. Except as otherwise provided herein, the Disbursing Agent shall make distributions to Holders of Allowed Claims and Allowed Equity Interests, as applicable, as of the Distribution Record Date, or, if applicable, to such Holder’s designee, as appropriate: (a) at the address for each such Holder as indicated on the Debtors’ records as of the Distribution Record Date (or of a designee designated by the 1L Convertible Noteholders); (b) to the signatory set forth on any Proof of Claim or Proof of Equity Interest Filed by such Holder or other representative identified therein (or at the last known addresses of such Holder if no Proof of Claim or Proof of Equity Interest is Filed or if the Debtors have not been notified in writing of a change of address); (c) at the addresses set forth in any written notices of address changes delivered to the Reorganized Debtors or the applicable Disbursing Agent, as appropriate, after the date of any related Proof of Claim or Proof of Equity Interest; or (d) on any counsel that has appeared in the Chapter 11 Cases on the Holder’s behalf; provided that the manner of such distributions shall be determined at the discretion of the Reorganized Debtors. 3. Minimum Distributions. No fractional shares of New Equity Interests shall be distributed, and no Cash shall be distributed in lieu of such fractional amounts. When any distribution pursuant to this Plan on account of an Allowed Claim or Allowed Equity Interest, as applicable, would otherwise result in the issuance of a number of shares of New Equity Interests that is not a whole number, the actual distribution of shares of New Equity Interests shall be rounded as follows: (a) fractions of one-half (½) or greater shall be rounded to the next higher whole number and (b) fractions of less than one-half (½) shall be rounded to the next lower whole number with no further payment therefore. The total number of authorized shares of New Equity Interests to be distributed under this Plan shall be adjusted as necessary to account for the foregoing rounding.

35 4. Undeliverable Distributions and Unclaimed Property. In the event that any distribution to any Holder of an Allowed Claim (other than any Reinstated Claims) is returned as undeliverable, no distribution to such Holder shall be made unless and until the Disbursing Agent is notified in writing of such Holder’s then-current address or other necessary information for delivery, at which time such distribution shall be made to such Holder on the next Distribution Date without interest. Undeliverable distributions shall remain in the possession of the Reorganized Debtors until such time as a distribution becomes deliverable, or such distribution reverts to the Reorganized Debtors or is cancelled pursuant to this Article VI.D.4, and shall not be supplemented with any interest, dividends, or other accruals of any kind. Any distribution under this Plan that is an Unclaimed Distribution or remains undeliverable for a period of six months after distribution shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code and such Unclaimed Distribution or undeliverable distribution shall revest in the applicable Reorganized Debtor automatically (and without need for a further order by the Bankruptcy Court, notwithstanding any applicable federal, provincial, or estate escheat, abandoned, or unclaimed property Laws to the contrary) and, to the extent such Unclaimed Distribution is comprised of New Equity Interests, such New Equity Interests shall be cancelled. Upon such revesting, the Claim (other than any Reinstated Claims) of the Holder or its successors with respect to such property shall be cancelled, released, discharged, and forever barred notwithstanding any applicable federal or state escheat, abandoned, or unclaimed property Laws, or any provisions in any document governing the distribution that is an Unclaimed Distribution, to the contrary. The Disbursing Agent shall adjust the distributions of New Equity Interests to reflect any such cancellation. E. Surrender and Cancelled Instruments or Securities. On the Effective Date, or as soon as reasonably practicable thereafter, each Holder (and the applicable Agents for such Holder, including the Agents/Trustees) of a certificate or instrument evidencing a Claim or an Equity Interest that has been cancelled in accordance with Article IV.H hereof, shall be deemed to have surrendered such certificate or instrument to the Disbursing Agent. Such surrendered certificate or instrument shall be cancelled solely with respect to the Debtors and any Non-Debtor Affiliates, and such cancellation shall not alter the obligations or rights of any Non-Debtor third parties (other than the Non-Debtor Affiliates) in respect of one another with respect to such certificate or instrument, including with respect to any indenture or agreement that governs the rights of the Holder of a Claim or Equity Interest, which all continue in effect for the purposes of allowing Holders to receive distributions under this Plan, charging Liens, priority of payment, and indemnification rights. Notwithstanding anything to the contrary in this Plan, the foregoing shall not apply to certificates or instruments evidencing Claims that are Unimpaired under this Plan. F. Manner of Payment. Except as otherwise provided in this Plan, the Plan Supplement, or any agreement, instrument, or other document incorporated in this Plan or the Plan Supplement, all distributions of the New Equity Interests to the Holders of the applicable Allowed Claims or Allowed Equity Interests, in each case if any, under this Plan shall be made by the Disbursing Agent on behalf of the Debtors or Reorganized Debtors, as applicable. All distributions on account of the 1L Convertible Notes Claims shall be made by the Disbursing Agent directly to the 1L Convertible Noteholders of record as of the Distribution Record Date. All distributions of Cash to the Holders of the applicable Allowed Claims or Allowed Equity Interests, in each case if any, under this Plan shall be made by the Disbursing Agent on behalf of the applicable Debtor or Reorganized Debtor. At the option of the Disbursing Agent, any Cash payment to be made hereunder may be made by check or wire transfer or as otherwise required or provided in applicable agreements.

36 G. Compliance with Tax Requirements. In connection with this Plan, to the extent applicable, any applicable withholding or reporting agent shall comply with all tax withholding and reporting requirements imposed on them by any Governmental Unit, and all distributions made pursuant to this Plan shall be subject to such withholding and reporting requirements. Notwithstanding any provision in this Plan to the contrary, any applicable withholding or reporting agent shall be authorized to take all actions necessary or appropriate to comply with such withholding and reporting requirements, including liquidating a portion of the distribution to be made under this Plan to generate sufficient funds to pay applicable withholding taxes, withholding distributions pending receipt of information necessary to facilitate such distributions, or establishing any other mechanisms they believe are reasonable and appropriate. The Debtors and the Reorganized Debtors reserve the right to allocate all distributions made under this Plan in compliance with all applicable wage garnishments, alimony, child support, and other spousal awards, Liens, and encumbrances. H. Allocations. Distributions in respect of Allowed Claims shall be allocated first to the principal amount of such Claims (as determined for federal income tax purposes) and then, to the extent the consideration exceeds the principal amount of the Claims, to any portion of such Claims for accrued but unpaid interest. I. No Postpetition Interest on Claims. Unless otherwise specifically provided for in the DIP Orders, this Plan, or the Confirmation Order, or required by applicable bankruptcy and non-bankruptcy Law, postpetition interest shall not accrue or be paid on any prepetition Claims (other than any Reinstated Claims) against the Debtors, and no Holder of a prepetition Claim (other than any Reinstated Claims) against the Debtors shall be entitled to interest accruing on or after the Petition Date on any such prepetition Claim. Additionally, and without limiting the foregoing, interest shall not accrue or be paid on any Disputed Claim with respect to the period from the Effective Date to the date a final distribution is made on account of such Disputed Claim, if and when such Disputed Claim becomes an Allowed Claim. J. Foreign Currency Exchange Rate. Except as otherwise provided in a Bankruptcy Court order, as of the Effective Date, any Claim asserted in currency other than United States dollars shall be automatically deemed converted to the equivalent United States dollar value using the exchange rate for the applicable currency as published in The Wall Street Journal (National Edition), on the Petition Date. K. Setoffs and Recoupment. Except as expressly provided in this Plan or Plan Supplement, each Reorganized Debtor may, pursuant to section 553 of the Bankruptcy Code, set off and/or recoup against any Plan Distributions to be made on account of any Allowed Claim, any and all Claims, rights, and Causes of Action that such Reorganized Debtor may hold against the Holder of such Allowed Claim to the extent such setoff or recoupment is either (1) agreed in amount among the relevant Reorganized Debtor(s) and the Holder of the Allowed Claim or (2) otherwise adjudicated by the Bankruptcy Court or another court of competent jurisdiction; provided that neither the failure to effectuate a setoff or recoupment nor the allowance of any Claim hereunder shall constitute a waiver or release by a Reorganized Debtor or its successor of any and all Claims, rights, and Causes of Action that such Reorganized Debtor or its successor may possess against the applicable Holder. Other than with respect to Holders of Reinstated Claims, in no event shall any Holder of Claims against, or Equity Interests in, the Debtors be entitled to recoup any such Claim or Equity Interest against any Claim, right, or Cause of Action of the Debtors or the Reorganized Debtors, as applicable, unless such Holder actually has performed such recoupment and provided notice thereof in writing to the Debtors in accordance with Article XII.F hereof on or before the Effective Date, notwithstanding any indication in any Proof of Claim or otherwise that such Holder asserts, has, or intends to preserve any right of recoupment.

37 L. Claims Paid or Payable by Third Parties. 1. Claims Paid by Third Parties. The Debtors or the Reorganized Debtors, as applicable, shall reduce in full a Claim, and such Claim shall be disallowed without a Claim objection having to be Filed and without any further notice to or action, order, or approval of the Bankruptcy Court, to the extent that the Holder of such Claim receives payment in full on account of such Claim from a party that is not a Debtor or a Reorganized Debtor; provided that the Debtors or the Reorganized Debtors, as applicable, shall provide notice of such reduction to the Holder of such Claim. Subject to the last sentence of this paragraph, to the extent a Holder of a Claim receives a distribution on account of such Claim and receives payment from a party that is not a Debtor or a Reorganized Debtor on account of such Claim, such Holder shall, within 5 Business Days of receipt thereof, repay or return the distribution to the applicable Reorganized Debtor, to the extent the Holder’s total recovery on account of such Claim from the third party and under this Plan exceeds the amount of such Claim as of the date of any such distribution under this Plan. The failure of such Holder to timely repay or return such distribution shall result in the Holder owing the applicable Reorganized Debtor annualized interest at the Federal Judgment Rate on such amount owed for each Business Day after the 5 Business Day grace period specified above until the amount is fully repaid. 2. Claims Payable by Third Parties. No distributions under this Plan shall be made on account of an Allowed Claim that is payable pursuant to one of the Debtors’ insurance policies until the Holder of such Allowed Claim has exhausted all remedies with respect to such insurance policy. To the extent that one or more of the Debtors’ insurers agrees to satisfy or is found liable for satisfying in full or in part a Claim (if and to the extent adjudicated by a court of competent jurisdiction), then immediately upon such insurers’ payment, the applicable portion of such Claim may be expunged without a Claim objection having to be Filed and without any further notice to or action, order, or approval of the Bankruptcy Court; provided that notice of such satisfaction is served by the Debtors or the Reorganized Debtors, as applicable, on the Holder of such Claim. 3. Applicability of Insurance Policies. Except as otherwise provided in this Plan, distributions to Holders of Allowed Claims shall be in accordance with the provisions of any applicable insurance policy. Notwithstanding anything to the contrary contained herein (including Article III of this Plan), nothing contained in this Plan shall constitute or be deemed a release, settlement, satisfaction, compromise, or waiver of any Cause of Action that the Debtors or any Entity may hold against any other Entity, including insurers, under any policies of insurance, nor shall anything contained herein constitute or be deemed a waiver by such insurers of any defenses, including coverage defenses, held by such insurers. ARTICLE VII. PROCEDURES FOR RESOLVING CONTINGENT, UNLIQUIDATED, AND DISPUTED CLAIMS A. Disputed Claims Process. Notwithstanding section 502(a) of the Bankruptcy Code, and in light of the Unimpaired status of all Allowed General Unsecured Claims under this Plan and as otherwise required by this Plan, Holders of Claims need not File Proofs of Claim, and the Reorganized Debtors and the Holders of Claims shall determine, adjudicate, and resolve any disputes over the validity and amounts of such Claims in the ordinary course of business as if the Chapter 11 Cases had not been commenced except that (unless expressly waived pursuant to this Plan) the Allowed amount of such Claims shall be subject to the limitations or maximum amounts permitted by the Bankruptcy Code, including sections 502 and 503 of the Bankruptcy Code, to the extent applicable. All Proofs of Claim Filed in these Chapter 11 Cases shall be considered objected to and Disputed without further action by the Debtors. Upon the Effective Date, all Proofs of Claim Filed against the Debtors, regardless of the time of filing, and including Proofs of Claim Filed after the Effective Date, shall be deemed withdrawn and expunged, other than as provided below.

38 Notwithstanding anything in this Plan to the contrary, disputes regarding the amount of any Cure pursuant to section 365 of the Bankruptcy Code and Claims that the Debtors seek to have determined by the Bankruptcy Court, shall in all cases be determined by the Bankruptcy Court. For the avoidance of doubt, there is no requirement to File a Proof of Claim (or move the Bankruptcy Court for allowance) to be an Allowed Claim, as applicable, under this Plan, except to the extent a Claim arises on account of rejection of an Executory Contract or Unexpired Lease in accordance with Article V.C. Notwithstanding the foregoing, Entities must File Cure objections as set forth in Article V.C of this Plan to the extent such Entity disputes the amount of the Cure paid or proposed to be paid by the Debtors or the Reorganized Debtors to a counterparty. Except as otherwise provided herein, all Proofs of Claim Filed after the Effective Date shall be disallowed and forever barred, estopped, and enjoined from assertion, and shall not be enforceable against any Reorganized Debtor, without the need for any objection by the Reorganized Debtors or any further notice to or action, order, or approval of the Bankruptcy Court; provided that the foregoing proviso shall only bar, estop, and enjoin Holders of Claims from Filing Proofs of Claims and shall not impact any rights with respect to the underlying Claim. B. Allowance of Claims. After the Effective Date and subject to the terms of this Plan, each of the Reorganized Debtors shall have and retain any and all rights and defenses such Debtor had with respect to any Claim or Equity Interest immediately prior to the Effective Date. The Debtors may affirmatively determine to deem Unimpaired Claims Allowed to the same extent such Claims would be Allowed under applicable non-bankruptcy Law. C. Claims Administration Responsibilities. Except as otherwise specifically provided in this Plan, after the Effective Date, the Reorganized Debtors shall have the sole authority: (1) to File, withdraw, or litigate to judgment, objections to Claims or Equity Interests; (2) to settle or compromise any Disputed Claim or Equity Interest without any further notice to or action, order, or approval by the Bankruptcy Court; and (3) to administer and adjust the Claims Register to reflect any such settlements or compromises without any further notice to or action, order, or approval by the Bankruptcy Court. Notwithstanding the foregoing, all Persons and Entities will retain the right to object to any Claim or Equity Interest as required by the Bankruptcy Code. For the avoidance of doubt, except as otherwise provided herein, from and after the Effective Date, each Reorganized Debtor shall have and retain any and all rights and defenses such Debtor had immediately prior to the Effective Date with respect to any Disputed Claim or Equity Interest, including the Causes of Action retained pursuant to this Plan. Notwithstanding the foregoing, the Debtors and Reorganized Debtors shall be entitled to dispute and/or otherwise object to any General Unsecured Claim in accordance with applicable non-bankruptcy Law. If the Debtors or Reorganized Debtors, as applicable, dispute any General Unsecured Claim, such dispute shall be determined, resolved, or adjudicated, as the case may be, in the manner as if the Chapter 11 Cases had not been commenced. In any action or proceeding to determine the existence, validity, or amount of any General Unsecured Claim, any and all Claims or defenses that could have been asserted by the applicable Debtor(s) or the Entity holding such General Unsecured Claim are preserved as if the Chapter 11 Cases had not been commenced. D. Estimation of Claims and Equity Interests. Before or after the Effective Date, the Debtors or the Reorganized Debtors, as applicable, may (but are not required to) at any time request that the Bankruptcy Court estimate any Disputed Claim or Disputed Equity Interest that is contingent or unliquidated pursuant to section 502(c) of the Bankruptcy Code for any reason, regardless of whether any party previously has objected to such Claim or Equity Interest or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court shall retain jurisdiction to estimate any such Claim or Equity Interest, including during the litigation of any objection to any Claim or Equity Interest or during the appeal relating to such objection. Notwithstanding any provision otherwise in this Plan, a Claim that has been expunged from the Claims Register, but that either is subject to appeal or has not been the subject of a Final Order, shall be deemed to be estimated at zero dollars, unless otherwise ordered by the Bankruptcy Court. In the event that the Bankruptcy Court estimates any contingent or unliquidated Claim or Equity Interest, that estimated amount shall constitute a

39 maximum limitation on such Claim or Equity Interest for all purposes under this Plan (including for purposes of distributions), and the relevant Reorganized Debtor may elect to pursue any supplemental proceedings to object to any ultimate distribution on such Claim or Equity Interest. E. Adjustment to Claims or Equity Interests without Objection. Any duplicate Claim or Equity Interest or any Claim or Equity Interest that has been paid, satisfied, amended, or superseded may be adjusted or expunged (including Pursuant to the Plan) on the Claims Register by the Reorganized Debtors or the Solicitation Agent without the Reorganized Debtors having to File an application, motion, complaint, objection, or any other legal proceeding seeking to object to such Claim or Equity Interest and without any further notice to or action, order, or approval of the Bankruptcy Court; provided that the Reorganized Debtors shall File a notice of satisfaction or other pleading evidencing such satisfaction and serve the same on the Holders of such Claims, or seek an order of the Bankruptcy Court with respect to the same, upon notice to the Holders of such Claims. F. Disallowance of Claims or Equity Interests. All Claims and Equity Interests of any Entity from which property is sought by the Debtors under sections 542, 543, 550, or 553 of the Bankruptcy Code or that the Debtors or the Reorganized Debtors allege is a transferee of a transfer that is avoidable under sections 522(f), 522(h), 544, 545, 547, 548, 549, or 724(a) of the Bankruptcy Code shall be disallowed if: (1) the Entity, on the one hand, and the Debtors or the Reorganized Debtors, as applicable, on the other hand, agree or the Bankruptcy Court has determined by Final Order that such Entity or transferee is liable to turn over any property or monies under any of the aforementioned sections of the Bankruptcy Code; and (2) such Entity or transferee has failed to turn over such property by the date set forth in such agreement or Final Order. G. No Distributions Pending Allowance. Notwithstanding any other provision of this Plan, if any portion of a Claim or Equity Interest is a Disputed Claim or Disputed Equity Interest, as applicable, no payment or distribution provided hereunder shall be made on account of such Claim or Equity Interest unless and until such Disputed Claim or Disputed Equity Interest becomes an Allowed Claim or Allowed Equity Interest; provided that if only the Allowed amount of an otherwise valid Claim or Equity Interest is Disputed, such Claim or Equity Interest shall be deemed Allowed in the amount not Disputed and payment or distribution shall be made on account of such undisputed amount pending resolution of the dispute. H. Distributions After Allowance. To the extent that a Disputed Claim or Disputed Equity Interest ultimately becomes an Allowed Claim or Allowed Equity Interest, distributions (if any) shall be made to the Holder of such Allowed Claim or Allowed Equity Interest in accordance with the provisions of this Plan. On or as soon as reasonably practicable after the next Distribution Date after the date that the order or judgment of the Bankruptcy Court allowing any Disputed Claim or Disputed Equity Interest becomes a Final Order, the Disbursing Agent shall provide to the Holder of such Claim or Equity Interest the distribution (if any) to which such Holder is entitled under this Plan as of the Effective Date, without any interest to be paid on account of such Claim or Equity Interest. ARTICLE VIII. SETTLEMENT, RELEASE, INJUNCTION, AND RELATED PROVISIONS A. Discharge of Claims and Termination of Equity Interests. Pursuant to section 1141(d) of the Bankruptcy Code, and except as otherwise specifically provided in the Definitive Documents, this Plan, the Confirmation Order, or in any contract, instrument, or other agreement or document created or entered into pursuant to this Plan or the Plan Supplement, the distributions, rights, and treatment that are provided in this Plan shall be in complete satisfaction, discharge, and release (other than with respect to any Reinstated Claims), effective as of the Effective Date, of Claims (including any Intercompany Claims

40 resolved or compromised after the Effective Date by the Reorganized Debtors), Equity Interests, and Causes of Action of any nature whatsoever, including any interest accrued on Claims or Equity Interests from and after the Petition Date, whether known or unknown, against, liabilities of, Liens on, obligations of, rights against, and Equity Interests in, the Debtors or any of their assets or properties, regardless of whether any property shall have been distributed or retained pursuant to this Plan on account of such Claims or Equity Interests, including demands, liabilities, and Causes of Action that arose before the Effective Date, any liability (including withdrawal liability) to the extent such Claims or Equity Interests relate to services performed by employees of the Debtors prior to the Effective Date and that arise from a termination of employment, any contingent or non-contingent liability on account of representations or warranties issued on or before the Effective Date, and all debts of the kind specified in sections 502(g), 502(h), or 502(i) of the Bankruptcy Code, in each case whether or not: (1) a Proof of Claim based upon such debt or right is Filed or deemed Filed pursuant to section 501 of the Bankruptcy Code; (2) a Claim or Equity Interest based upon such debt, right, or Equity Interest is Allowed pursuant to section 502 of the Bankruptcy Code; or (3) the Holder of such a Claim or Equity Interest has accepted this Plan. The Confirmation Order shall be a judicial determination of the discharge of all Claims (other than any Reinstated Claims) and Equity Interests (other than any Intercompany Equity Interests that are Reinstated) subject to the occurrence of the Effective Date. B. Release of Liens. Except as otherwise provided in this Plan, the Confirmation Order, or any contract, instrument, release, or other agreement or document created pursuant to this Plan, on the Effective Date and concurrently with the applicable distributions made pursuant to this Plan and, in the case of a Secured Claim or any related Claim that may be asserted against a Non-Debtor Affiliate, in satisfaction in full of the portion of the Secured Claim that is Allowed as of the Effective Date, except for Other Secured Claims that the Debtors elect to Reinstate in accordance with this Plan, all mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Estates or any Non-Debtor Affiliate (other than with respect to any Reinstated Claims) shall be fully released and discharged, and all of the right, benefit, title, and interest of any Holder (and the applicable Agents of such Holder, including the Agents/Trustees) of such mortgages, deeds of trust, Liens, pledges, or other security interests shall revert and, as applicable, be reassigned, surrendered, reconveyed, or retransferred to the Reorganized Debtors and their successors and assigns. Any Holder of such Secured Claim or Claim against a Non-Debtor Affiliate (and the applicable agents for such Holder, including the Agents/Trustees) shall be authorized and directed, at the sole cost and expense of the Reorganized Debtors, to release any collateral or other property of any Debtor or Non-Debtor Affiliate (including any Cash Collateral and possessory collateral) held by such Holder (and the applicable agents for such Holder, including the Agents/Trustees) and to take such actions as may be reasonably requested by the Reorganized Debtors to evidence the release of such Lien, including the execution, delivery, and filing or recording of such releases. The presentation or filing of the Confirmation Order to or with any federal, state, provincial, or local agency or department shall constitute good and sufficient evidence of, but shall not be required to effect, the termination of such Liens. To the extent that any Holder of a Secured Claim that has been satisfied or discharged in full pursuant to this Plan, or any agent for such Holder, has filed or recorded publicly any Liens and/or security interests to secure such Holder’s Secured Claim, then as soon as practicable on or after the Effective Date, such Holder (or the agent for such Holder) shall take any and all steps requested by the Debtors or the Reorganized Debtors (at their sole cost and expense) that are necessary or desirable to record or effectuate the cancellation and/or extinguishment of such Liens and/or security interests, including the making of any applicable filings or recordings, and the Reorganized Debtors shall be entitled to make any such filings or recordings on such Holder’s behalf. C. Releases by the Debtors. Notwithstanding anything contained in this Plan to the contrary, pursuant to section 1123(b) of the Bankruptcy Code, for good and valuable consideration, the adequacy of which is hereby confirmed, on and after the Effective Date, each Released Party is hereby conclusively, absolutely, unconditionally, irrevocably, and forever released and discharged by and on behalf of the Debtors, their Estates, and if applicable, the Reorganized Debtors, in each case on behalf of themselves and their respective successors and assigns, from any and all Causes of Action whatsoever (including any Avoidance Actions and any derivative Claims,

41 asserted or assertable on behalf of any of the Debtors, the Reorganized Debtors, and their Estates), whether liquidated or unliquidated, fixed, or contingent, matured, or unmatured, known or unknown, foreseen or unforeseen, asserted or unasserted, accrued or unaccrued, existing or herein-after arising, whether in Law or equity, whether sounding in tort or contract, whether arising under federal or state statutory or common Law, or any other applicable international, foreign, or domestic Law, rule, statute, regulation, treaty, right, duty, requirement, or otherwise, that such Holders or their Estates, Affiliates, heirs, executory, administrators, successors, assigns, and managers would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the Holder of any Claim against, or Equity Interest in, the Debtors, the Reorganized Debtors, and their Estates, based on or relating to, or in any manner arising from, in whole or in part, the Debtors, the Reorganized Debtors, and their Estates (including the management, ownership, or operation thereof), the purchase, sale, or rescission of any Security of the Debtors, the Reorganized Debtors, and their Estates, the subject matter of, or the transactions or events giving rise to, any Claim or Equity Interest that is treated in this Plan, the business or contractual arrangements between any Debtor and any Released Party, any Securities issued by the Debtors and the ownership thereof, the Debtors’ in- or out-of-court restructuring efforts, intercompany transactions, the Chapter 11 Cases, any related adversary proceedings, the formulation, preparation, dissemination, solicitation, negotiation, entry into, or filing of the RSA, the Definitive Documents, or any Restructuring Transaction, contract, instrument, release, or other agreement or document created or entered into in connection with the RSA, the Definitive Documents, the Series A Units, Series A-1 Units, the Series B Units, the Class C Units, the DIP Facility, or the filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of this Plan, including the issuance or distribution of Securities pursuant to this Plan, or the distribution of property under this Plan or any other related agreement, or upon any other act, or omission, transaction, agreement, event, or other occurrence taking place on or before, in respect of the foregoing clause the Effective Date; provided, however, that notwithstanding anything herein to the contrary, nothing in this Plan shall affect, limit, or release in any way any performance obligations of any party or Entity under this Plan or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement this Plan. Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval, pursuant to Bankruptcy Rule 9019, of the Debtor Release, which includes by reference each of the related provisions and definitions contained in this Plan, and further, shall constitute the Bankruptcy Court’s finding that the Debtor Release is: (i) in exchange for the good and valuable consideration provided by the Released Parties; (ii) a good faith settlement and compromise of the Claims or Causes of Action released by the Debtor Release; (iii) in the best interests of the Debtors, the Estates, and all Holders of Claims and Equity Interests; (iv) fair, equitable, and reasonable; (v) given and made after reasonable investigation by the Debtors and after notice and opportunity for hearing; and (vi) a bar to any of the Debtors, the Reorganized Debtors, or the Estates asserting any Claim or Cause of Action released by the Debtor Release against any of the Released Parties. D. Releases by the Releasing Parties. Notwithstanding anything contained in this Plan to the contrary, pursuant to section 1123(b) of the Bankruptcy Code, for good and valuable consideration, the adequacy of which is hereby confirmed, on and after the Effective Date, each Released Party is hereby conclusively, absolutely, unconditionally, irrevocably, and forever released and discharged by each and all of the Releasing Parties, in each case on behalf of themselves and their respective successors and assigns, from any and all Causes of Action whatsoever (including any Avoidance Actions and any derivative Claims, asserted or assertable on behalf of any of the Debtors, the Reorganized Debtors, and their Estates), whether liquidated or unliquidated, fixed, or contingent, matured, or unmatured, known or unknown, foreseen or unforeseen, asserted or unasserted, accrued or unaccrued, existing or herein after arising, whether in Law or equity, whether sounding in tort or contract, whether arising under federal or state statutory or common Law, or any other applicable international, foreign, or domestic Law, rule, statute, regulation, treaty, right, duty, requirement, or otherwise, that such Holders or their Estates, Affiliates, heirs, executory, administrators, successors, assigns, and managers would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the Holder of any Claim against, or Equity Interest in, the Debtors, the Reorganized Debtors, and their Estates, based on or relating to, or in any manner arising from, in whole or in part, the Debtors, the Reorganized Debtors, and their Estates (including the management, ownership, or

42 operation thereof), the purchase, sale, or rescission of any Security of the Debtors, the Reorganized Debtors, and their Estates, the subject matter of, or the transactions or events giving rise to, any Claim or Equity Interest that is treated in this Plan, the business or contractual arrangements between any Debtor and any Released Party, any Securities issued by the Debtors and the ownership thereof, the Debtors’ in- or out-of- court restructuring efforts, intercompany transactions, the Chapter 11 Cases, any related adversary proceedings, the formulation, preparation, dissemination, solicitation, negotiation, entry into, or filing of the RSA, the Definitive Documents, or any Restructuring Transaction, contract, instrument, release, or other agreement or document created or entered into in connection with the RSA, the Definitive Documents, the Series A Units, Series A-1 Units, the Series B Units, the Class C Units, the DIP Facility, or the filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of this Plan, including the issuance or distribution of Securities pursuant to this Plan, or the distribution of property under this Plan or any other related agreement, or upon any other act, or omission, transaction, agreement, event, or other occurrence taking place on or before, in respect of the foregoing clause the Effective Date; provided, however, that notwithstanding anything herein to the contrary, nothing in this Plan shall affect, limit, or release in any way any performance obligations of any party or Entity under this Plan or any document, instrument, or agreement (including those set forth in the Plan Supplement and those Claims left Unimpaired by Article III of the Plan) executed to implement this Plan. Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval, pursuant to Bankruptcy Rule 9019, of the Third-Party Release, which includes by reference each of the related provisions and definitions contained in this Plan, and, further, shall constitute the Bankruptcy Court’s finding that the Third-Party Release is: (i) consensual; (ii) essential to the Confirmation; (iii) given in exchange for the good and valuable consideration provided by the Released Parties, including, without limitation, the Released Parties’ contributions to facilitating the restructuring and implementing this Plan; (iv) a good faith settlement and compromise of the Claims or Causes of Action released by the Third-Party Release; (v) in the best interests of the Debtors and their Estates; (vi) fair, equitable, and reasonable; (vii) given and made after due notice and opportunity for hearing; and (viii) a bar to any of the Releasing Parties asserting any Claim or Cause of Action released pursuant to the Third-Party Release. E. Exculpation. To the fullest extent permitted by applicable Law, no Exculpated Party will have or incur, and each Exculpated Party will be released and exculpated from, any Claim or Cause of Action arising from the Petition Date until the Effective Date in connection with or arising out of the administration of the Chapter 11 Cases, the negotiation and pursuit of the RSA, the Restructuring Transactions, the DIP Facility, the Series A Units, the Series A-1 Units, the Series B Units, the Class C Units, the Definitive Documents, the solicitation of votes for, or Confirmation of, this Plan, the funding of this Plan, the occurrence of the Effective Date, the administration of this Plan or the property to be distributed under this Plan, the issuance of Securities under or in connection with this Plan, the purchase, sale, or rescission of the purchase or sale of any Security of the Debtors or the Reorganized Debtors, if applicable, in connection with this Plan and the Restructuring Transactions, or the transactions in furtherance of any of the foregoing, other than Claims or Causes of Action in each case arising out of or related to any act or omission of an Exculpated Party that is a criminal act or constitutes actual fraud, willful misconduct, or gross negligence as determined by a Final Order and all such Exculpated Parties are entitled to, and hereby reserve the right to, assert any defense with respect to reliance on the advice of counsel; provided that, and without limiting the foregoing in any respect, no Exculpated Party will have or incur, and each Exculpated Party will be released and exculpated from, any Claim or Cause of Action arising prior to the Petition Date in connection with, relating to, or arising out of the solicitation contemplated by section 1125(g) of the Bankruptcy Code. The Exculpated Parties have acted in compliance with the applicable provisions of the Bankruptcy Code with regard to the solicitation and distribution of Securities pursuant to this Plan and will therefore be entitled to the protections of section 1125 of the Bankruptcy Code. The exculpation will be in addition to, and not in limitation of, all other releases, indemnities, exculpations, and any other applicable Law or rules protecting such Exculpated Parties from liability; provided, however, that notwithstanding anything herein to the contrary, nothing in this Plan shall affect, limit, or release in any way any performance obligations of any party or Entity under this Plan or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement this Plan.

43 The Exculpated Parties have, and upon Confirmation shall be deemed to have, participated in good faith and in compliance with the applicable Laws with regard to the solicitation of votes and distribution of consideration pursuant to this Plan and will therefore be entitled to the protections of section 1125 of the Bankruptcy Code. F. Injunction. Except as otherwise expressly provided in this Plan or the Confirmation Order or for obligations or distributions issued or required to be paid pursuant to this Plan or the Confirmation Order, all Persons and Entities who have held, hold, or may hold Claims, Equity Interests, Causes of Action, or liabilities that have been released, discharged, or are subject to exculpation are permanently enjoined, from and after the Effective Date, from taking any of the following actions against, as applicable, the Debtors, the Reorganized Debtors, the Exculpated Parties, or the Released Parties: (1) commencing or continuing in any manner any action, suit, or other proceeding of any kind on account of or in connection with or with respect to any such Claims, Equity Interests, Causes of Action, or liabilities; (2) enforcing, attaching, collecting, or recovering by any manner or means any judgment, award, decree, or order against such Entities on account of or in connection with or with respect to any such Claims, Equity Interests, Causes of Action, or liabilities; (3) creating, perfecting, or enforcing any Lien or encumbrance of any kind against such Persons and Entities or the property or the Estates of such Entities on account of or in connection with or with respect to any such Claims, Equity Interests, Causes of Action, or liabilities; (4) asserting any right of setoff, subrogation, or recoupment of any kind against any obligation due from such Persons and Entities or against the property of such Persons and Entities or the Estates on account of or in connection with or with respect to any such Claims, Equity Interests, Causes of Action, or liabilities unless such Holder has Filed a motion requesting the right to perform such setoff on or before the Effective Date or has Filed a Proof of Claim or Proof of Equity Interest indicating that such Holder asserts, has, or intends to preserve any right of setoff pursuant to applicable Law or otherwise; and (5) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such Claims, Equity Interests, Causes of Action, or liabilities released or settled pursuant to this Plan. Upon entry of the Confirmation Order, all Holders of Claims and Equity Interests and their respective current and former employees, agents, officers, directors, managers, principals, and direct and indirect Affiliates, in their capacities as such, shall be enjoined from taking any actions to interfere with the implementation or Consummation of this Plan. G. Protections Against Discriminatory Treatment. Consistent with section 525 of the Bankruptcy Code and the Supremacy Clause of the United States Constitution, all Entities, including Governmental Units, shall not discriminate against the Reorganized Debtors or deny, revoke, suspend, or refuse to renew a license, permit, charter, franchise, or other similar grant to, condition such a grant to, discriminate with respect to such a grant against, the Reorganized Debtors, or another Entity with whom the Reorganized Debtors have been associated, solely because each Debtor has been a debtor under chapter 11 of the Bankruptcy Code, has been insolvent before the commencement of the Chapter 11 Cases (or during the Chapter 11 Cases but before the Debtors are granted or denied a discharge), or has not paid a debt that is dischargeable in the Chapter 11 Cases. H. Document Retention. On and after the Effective Date, the Reorganized Debtors may maintain documents in accordance with their standard document retention policy, as may be altered, amended, modified, or supplemented by the Reorganized Debtors. I. Reimbursement or Contribution. If the Bankruptcy Court disallows a Claim for reimbursement or contribution of an Entity pursuant to section 502(e)(1)(B) of the Bankruptcy Code, then to the extent that such Claim is contingent as of the time of

44 allowance or disallowance, such Claim shall be forever disallowed and expunged notwithstanding section 502(j) of the Bankruptcy Code, unless prior to the Confirmation Date: (1) such Claim has been adjudicated as non-contingent or (2) the relevant Holder of a Claim has Filed a non-contingent Proof of Claim on account of such Claim and a Final Order has been entered prior to the Confirmation Date determining such Claim as no longer contingent. ARTICLE IX. CONDITIONS PRECEDENT TO CONSUMMATION OF THIS PLAN A. Conditions Precedent to the Effective Date. It shall be a condition to the Effective Date of this Plan that the following conditions shall have been satisfied or waived pursuant to the provisions of Article IX.B hereof: 1. the RSA shall not have been terminated as to all parties thereto and shall be in full force and effect; 2. the Bankruptcy Court shall have entered the DIP Orders and the Final DIP Order shall be in full force and effect; 3. the Bankruptcy Court shall have entered the Confirmation Order and the Confirmation Order shall have become a Final Order; 4. the Definitive Documents shall (i) be consistent with the RSA and otherwise approved by the applicable parties thereto consistent with their respective consent and approval rights as set forth in the RSA, (ii) have been executed or deemed executed and delivered by each party thereto, and any conditions precedent related thereto shall have been satisfied or waived by the applicable party or parties, and (iii) shall have been adopted on terms consistent with the RSA and the Restructuring Term Sheet; 5. the New Equity Interests shall have been issued; 6. all Restructuring Expenses, to the extent timely invoiced, shall have been paid in full; and 7. the Debtors shall have obtained all authorizations, consents, regulatory approvals, rulings, or documents that are necessary to implement and effectuate this Plan and each of the other transactions contemplated by this Plan. B. Waiver of Conditions. The conditions to the Effective Date set forth in this Article IX may be waived only if waived in writing (email shall suffice) by each of the Debtors, the DIP Lenders, the 1L Convertible Noteholders, the 2L Convertible Noteholders, and, to the extent adversely affecting their consent or other rights under the RSA, the 3L RCF Lender and the Consenting Equityholders, without notice, leave, or order of the Bankruptcy Court or any formal action other than proceedings to confirm or consummate this Plan. C. Effect of Failure of Conditions. If Consummation does not occur, this Plan shall be null and void in all respects and nothing contained in this Plan or the Disclosure Statement shall: (1) constitute a waiver or release by the Debtors or any Holder of Claims or Equity Interests of any Claim or Equity Interest; (2) prejudice in any manner the rights of the Debtors, any Holders of Claims or Equity Interests, or any other Entity; or (3) constitute an admission, acknowledgment, offer, or undertaking by the Debtors, any Holders of Claims or Equity Interests, or any other Entity, respectively; provided that all provisions of the RSA that survive termination thereof shall remain in effect in accordance with the terms thereof.

45 ARTICLE X. MODIFICATION, REVOCATION, OR WITHDRAWAL OF THE PLAN A. Modification and Amendments. Except as otherwise specifically provided in this Plan, the Debtors reserve the right to modify this Plan, with the consent of the DIP Lenders, the 1L Convertible Noteholders, the 2L Convertible Noteholders, and, to the extent required by the RSA, the 3L RCF Lender and the Consenting Equityholders, whether such modification is material or immaterial, and seek Confirmation consistent with the Bankruptcy Code and, as appropriate, not resolicit votes on such modified Plan. Subject to those restrictions on modifications set forth in this Plan and the RSA, and the requirements of section 1127 of the Bankruptcy Code, Bankruptcy Rule 3019, and, to the extent applicable, sections 1122, 1123, and 1125 of the Bankruptcy Code, each of the Debtors expressly reserves its respective rights to revoke or withdraw, or, with the consent of the DIP Lenders, the 1L Convertible Noteholders, the 2L Convertible Noteholders, and, to the extent required by the RSA, the 3L RCF Lender and Consenting Equityholders, to alter, amend, or modify this Plan with respect to such Debtor, one or more times, after Confirmation, and, to the extent necessary may initiate proceedings in the Bankruptcy Court to so alter, amend, or modify this Plan, or remedy any defect or omission, or reconcile any inconsistencies in this Plan, the Disclosure Statement, or the Confirmation Order, in such matters as may be necessary to carry out the purposes and intent of this Plan. B. Effect of Confirmation on Modifications. Entry of the Confirmation Order shall mean that all modifications or amendments to this Plan since the solicitation thereof are approved pursuant to section 1127(a) of the Bankruptcy Code and do not require additional disclosure or resolicitation under Bankruptcy Rule 3019. C. Revocation or Withdrawal of Plan. The Debtors reserve the right to revoke or withdraw this Plan prior to the Confirmation Date and to File subsequent plans of reorganization. If the Debtors revoke or withdraw this Plan, or if Confirmation or Consummation does not occur, then: (1) this Plan shall be null and void in all respects; (2) any settlement or compromise embodied in this Plan (including the fixing or limiting to an amount certain of any Claim or Equity Interest or Class of Claims or Equity Interests), assumption or rejection of Executory Contracts or Unexpired Leases effected under this Plan, and any document or agreement executed pursuant to this Plan, shall be deemed null and void; and (3) nothing contained in this Plan shall: (a) constitute a waiver or release of any Claims or Equity Interests; (b) prejudice in any manner the rights of such Debtor or any other Entity; or (c) constitute an admission, acknowledgement, offer, or undertaking of any sort by such Debtor or any other Entity. ARTICLE XI. RETENTION OF JURISDICTION Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, on and after the Effective Date, the Bankruptcy Court shall retain exclusive jurisdiction over all matters arising out of, or relating to, the Chapter 11 Cases and this Plan pursuant to sections 105(a) and 1142 of the Bankruptcy Code, including jurisdiction to: 1. allow, disallow, determine, liquidate, classify, estimate, or establish the priority, secured or unsecured status, or amount of any Claim or Equity Interest, including the resolution of any request for payment of any Administrative Claim and the resolution of any and all objections to the secured or unsecured status, priority, amount, or allowance of Impaired Claims or Impaired Equity Interests; 2. decide and resolve all matters related to the granting and denying, in whole or in part, any applications for allowance of compensation or reimbursement of expenses to Professionals authorized pursuant to the Bankruptcy Code or this Plan;

46 3. resolve any matters related to: (a) the assumption, assumption and assignment, or rejection of any Executory Contract or Unexpired Lease to which a Debtor is party or with respect to which a Debtor may be liable and to hear, determine, and, if necessary, liquidate, any Claims arising therefrom, including Cure pursuant to section 365 of the Bankruptcy Code; (b) any potential contractual obligation under any Executory Contract or Unexpired Lease that is assumed; (c) the Reorganized Debtors amending, modifying, or supplementing, after the Effective Date, pursuant to Article V hereof, any Executory Contracts or Unexpired Leases to the list of Executory Contracts and Unexpired Leases to be assumed or rejected or otherwise; and (d) any dispute regarding whether a contract or lease is or was executory or expired; 4. ensure that distributions to Holders of Allowed Claims and Holders of Allowed Equity Interests are accomplished (as applicable) pursuant to the provisions of this Plan; 5. adjudicate, decide, or resolve any motions, adversary proceedings, contested or litigated matters, and any other matters, and grant or deny any applications involving a Debtor that may be pending on the Effective Date; 6. adjudicate, decide, or resolve any and all matters related to section 1141 of the Bankruptcy Code; 7. enter and implement such orders as may be necessary to execute, implement, or consummate the provisions of this Plan and all contracts, instruments, releases, indentures, and other agreements or documents created or entered into in connection with this Plan, the Confirmation Order, or the Disclosure Statement; 8. enter and enforce any order for the sale of property pursuant to sections 363, 1123, or 1146(a) of the Bankruptcy Code; 9. resolve any cases, controversies, suits, disputes, or Causes of Action that may arise in connection with the Consummation, interpretation, or enforcement of this Plan or any Entity’s obligations incurred in connection with this Plan; 10. issue injunctions, enter and implement other orders, or take such other actions as may be necessary to restrain interference by any Entity with Consummation or enforcement of this Plan; 11. resolve any cases, controversies, suits, disputes, or Causes of Action with respect to the releases, injunctions, discharges, exculpations, and other provisions contained in this Plan, including under Article VIII hereof, whether arising prior to or after the Effective Date, and enter such orders as may be necessary or appropriate to implement such releases, injunctions, exculpations, and other provisions; 12. resolve any cases, controversies, suits, disputes, or Causes of Action with respect to the repayment or return of distributions and the recovery of additional amounts owed by the Holder of a Claim or Equity Interest for amounts not timely repaid pursuant to Article VI.L hereof; 13. enter and implement such orders as are necessary if the Confirmation Order is for any reason modified, stayed, reversed, revoked, or vacated; 14. determine any other matters that may arise in connection with or relate to this Plan, the Plan Supplement, the Disclosure Statement, the Confirmation Order, or any contract, instrument, release, indenture, or other agreement or document created in connection with this Plan, the Plan Supplement, or the Disclosure Statement; 15. enter an order concluding or closing the Chapter 11 Cases; 16. adjudicate any and all disputes arising from or relating to distributions under this Plan or any transactions contemplated herein;

47 17. consider any modifications of this Plan, to Cure any defect or omission, or to reconcile any inconsistency in any Bankruptcy Court order, including the Confirmation Order; 18. determine requests for the payment of Claims and Equity Interests entitled to priority pursuant to section 507 of the Bankruptcy Code; 19. hear and determine disputes arising in connection with the interpretation, implementation, or enforcement of this Plan or the Confirmation Order, including disputes arising under agreements, documents, or instruments executed in connection with this Plan; 20. hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code; 21. hear and determine all disputes involving the existence, nature, scope, or enforcement of any exculpations, discharges, injunctions, and releases granted in this Plan, including under Article VIII hereof, regardless of whether such termination occurred prior to or after the Effective Date; 22. enforce all orders previously entered by the Bankruptcy Court; and 23. hear any other matter not inconsistent with the Bankruptcy Code. ARTICLE XII. MISCELLANEOUS PROVISIONS A. Immediate Binding Effect. Subject to Article IX.A hereof, and notwithstanding Bankruptcy Rules 3020(e), 6004(h), or 7062 or otherwise, upon the occurrence of the Effective Date, the terms of this Plan (including, for the avoidance of doubt, the documents and instruments contained in the Plan Supplement) shall be immediately effective and enforceable and deemed binding upon the Debtors, Reorganized Debtors, and any and all Holders of Claims or Equity Interests (irrespective of whether such Holders of Claims or Equity Interests are deemed to have accepted this Plan), all Entities that are parties to or are subject to the settlements, compromises, releases, discharges, and injunctions described in this Plan, each Entity acquiring property under this Plan, and any and all non-Debtor parties to Executory Contracts and Unexpired Leases with the Debtors. All Claims or Equity Interests shall be as fixed, adjusted, or compromised, as applicable, pursuant to this Plan regardless of whether any Holder of a Claim or Equity Interest has voted on this Plan. B. Additional Documents. On or before the Effective Date, the Debtors may File with the Bankruptcy Court such agreements and other documents as may be necessary to effectuate and further evidence the terms and conditions of this Plan. The Debtors or the Reorganized Debtors, as applicable, and all Holders of Claims receiving distributions pursuant to this Plan and all other parties in interest shall, from time to time, prepare, execute, and deliver any agreements or documents and take any other actions as may be necessary or advisable to effectuate the provisions and intent of this Plan. C. Reservation of Rights. Except as expressly set forth in this Plan, this Plan shall have no force or effect unless the Bankruptcy Court shall enter the Confirmation Order, and the Confirmation Order shall have no force or effect if the Effective Date does not occur. None of the Filing of this Plan, any statement or provision contained in this Plan, or the taking of any action by any Debtor with respect to this Plan, the Disclosure Statement, or the Plan Supplement shall be or shall be deemed to be an admission or waiver of any rights of any Debtor with respect to the Holders of Claims or Equity Interests prior to the Effective Date.

48 D. Successors and Assigns. The rights, benefits, and obligations of any Entity named or referred to in this Plan shall be binding on, and shall inure to the benefit of any heir, executor, administrator, successor or assign, Affiliate, officer, manager, director, agent, representative, attorney, beneficiaries, or guardian, if any, of each Entity. E. Notices. All notices, requests, and demands to or upon the Debtors to be effective shall be in writing (including by facsimile transmission) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows: 1. if to the Debtors, to: Appgate, Inc. Jeremy M. Dale, General Counsel E-mail address: jeremy.dale@appgate.com with copies to: Kirkland & Ellis LLP 601 Lexington Avenue New York, New York 10022 Attention: Christopher Marcus, P.C., Derek I. Hunter, Maddison Levine, and Brian Nakhaimousa E-mail address: cmarcus@kirkland.com derek.hunter@kirkland.com maddison.levine@kirkland.com brian.nakhaimousa@kirkland.com 2. if to a Consenting 1L Convertible Noteholder, to: Willkie Farr & Gallagher LLP 300 North LaSalle Drive Chicago, Illinois 60654-3406 Attention: Melainie Mansfield E-mail address: mmansfield@willkie.com - and – Willkie Farr & Gallagher LLP 600 Travis Street, Suite 2100 Houston, Texas 77002 Attention: Jennifer Hardy E-mail address: jhardy2@willkie.com - and – Willkie Farr & Gallagher LLP 787 Seventh Avenue New York, New York 10019-6099 Attention: Eric Halperin E-mail address: ehalperin@willkie.com

49 3. if to a Consenting 2L Convertible Noteholder, to: Greenberg Traurig, P.A. 333 S.E. 2nd Avenue Suite 4400 Miami, Florida 33131 Attention: Jaret L. Davis E-mail Address: davisj@gtlaw.com 4. if to a Consenting 3L RCF Lender or to a Consenting Equityholder, to: Latham & Watkins LLP 1271 Avenue of the Americas New York, New York 10020 Attention: Eyal Orgad, Andrew Sorkin E-mail address: eyal.orgad@lw.com, andrew.sorkin@lw.com After the Effective Date, the Reorganized Debtors have the authority to send a notice to Entities that to continue to receive documents pursuant to Bankruptcy Rule 2002, such Entity must File a renewed request to receive documents pursuant to Bankruptcy Rule 2002. After the Effective Date, the Reorganized Debtors are authorized to limit the list of Entities receiving documents pursuant to Bankruptcy Rule 2002 to those Entities who have Filed such renewed requests. F. Term of Injunctions or Stays. Unless otherwise provided in this Plan or in the Confirmation Order, all injunctions or stays in effect in the Chapter 11 Cases pursuant to sections 105 or 362 of the Bankruptcy Code or any order of the Bankruptcy Court, and extant on the Confirmation Date (excluding any injunctions or stays contained in this Plan or the Confirmation Order) shall remain in full force and effect until the Effective Date. All injunctions or stays contained in this Plan or the Confirmation Order shall remain in full force and effect from and after the Effective Date in accordance with their terms. G. Entire Agreement. Except as otherwise indicated, this Plan (including, for the avoidance of doubt, the documents and instruments in the Plan Supplement) supersedes all previous and contemporaneous negotiations, promises, covenants, agreements, understandings, and representations on such subjects, all of which have become merged and integrated into this Plan. H. Exhibits. All exhibits and documents included in the Plan Supplement are an integral part of the Plan and are incorporated into and are a part of this Plan as if set forth in full in this Plan. After the exhibits and documents are Filed, copies of such exhibits and documents shall be available upon written request to the Debtors’ counsel at the address above or by downloading such exhibits and documents from the Debtors’ restructuring website at https://www.donlinrecano.com/appgate or the Bankruptcy Court’s website at https://www.deb.uscourts.gov/. To the extent any exhibit or document is inconsistent with the terms of this Plan, unless otherwise ordered by the Bankruptcy Court, the Plan Supplement exhibit or document shall control. I. Nonseverability of Plan Provisions. If, prior to Confirmation, any term or provision of this Plan is held by the Bankruptcy Court to be invalid, void, or unenforceable, the Bankruptcy Court shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term or provision shall then be applicable as altered or

50 interpreted; provided, however, any such alteration or interpretation shall be acceptable to the Debtors. Notwithstanding any such holding, alteration, or interpretation, the remainder of the terms and provisions of this Plan will remain in full force and effect and will in no way be affected, Impaired, or invalidated by such holding, alteration, or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of this Plan, as it may have been altered or interpreted in accordance with the foregoing, is: (1) valid and enforceable pursuant to its terms; (2) integral to this Plan and may not be deleted or modified without the Debtors’ or the Reorganized Debtors’ consent, as applicable; and (3) nonseverable and mutually dependent. J. Votes Solicited in Good Faith. Upon entry of the Confirmation Order, the Debtors will be deemed to have solicited votes on this Plan in good faith and in compliance with section 1125(g) of the Bankruptcy Code, and pursuant to section 1125(e) of the Bankruptcy Code, the Debtors and each of their respective Affiliates, agents, representatives, members, principals, shareholders, officers, directors, managers, employees, advisors, and attorneys will be deemed to have participated in good faith and in compliance with the Bankruptcy Code in the offer, issuance, sale, and purchase of Securities offered and sold under this Plan and any previous plan, and, therefore, no such parties nor individuals or the Reorganized Debtors will have any liability for the violation of any applicable Law, rule, or regulation governing the solicitation of votes on this Plan or the offer, issuance, sale, or purchase of the Securities offered and sold under this Plan and any previous plan. K. Closing of Chapter 11 Cases. Such Reorganized Debtor shall, promptly after the full administration of the Chapter 11 Cases, File with the Bankruptcy Court all documents required by Bankruptcy Rule 3022 or by Local Rule 3022-1, including the motion required by Local Rule 3022-1, and any applicable order of the Bankruptcy Court to close the Chapter 11 Cases. L. Waiver or Estoppel. Each Holder of a Claim or an Equity Interest shall be deemed to have waived any right to assert any argument, including the right to argue that its Claim or Equity Interest should be Allowed in a certain amount, in a certain priority, secured or not subordinated by virtue of an agreement made with the Debtors or their counsel, or any other Entity, if such agreement was not disclosed in this Plan, the Disclosure Statement, or papers Filed with the Bankruptcy Court prior to the Confirmation Date. M. Creditor Default. An act or omission by a Holder of a Claim or Equity Interest in contravention of the provisions of this Plan shall be deemed an event of default under this Plan. Upon an event of default, the Reorganized Debtors may seek to hold the defaulting party in contempt of the Confirmation Order and shall be entitled to reasonable attorneys’ fees and costs of the Reorganized Debtors in remedying such default. Upon the finding of such a default by a Holder of a Claim or Equity Interest, the Bankruptcy Court may: (1) designate a party to appear, sign, and/or accept the documents required under this Plan on behalf of the defaulting party, in accordance with Bankruptcy Rule 7070; (2) enforce this Plan by order of specific performance; (3) award a judgment against such defaulting Holder of a Claim or Equity Interest in favor of the Reorganized Debtors in an amount, including interest, if applicable, to compensate the Reorganized Debtors for the damages caused by such default; and (4) make such other order as may be equitable that does not materially alter the terms of this Plan.

51 Dated: June 17, 2024 APPGATE, INC. on behalf of itself and all other Debtors By: /s/ Rene A. Rodriguez Name: Rene A. Rodriguez Title: Chief Financial Officer